UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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GameStop Corp.

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GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

May 29, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of GameStop Corp. The meeting will be held at 12:00 p.m., Central Standard Time, on Thursday, June 28, 2007 at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included are a Proxy Card and a postage paid return envelope.

Whether or not you plan to attend the meeting, we hope you will have your shares represented at the meeting by completing, signing and returning your Proxy Card in the enclosed postage paid return envelope promptly.

Sincerely,

SCOTT W. SHAVER
Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2007
ELECTION OF DIRECTORS
PROPOSAL 1
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED FEBRUARY 3, 2007
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
Appendix A
Appendix B

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2007

The Annual Meeting of Stockholders of GameStop Corp. (the “Company”) will be held at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, at 12:00 p.m., Central Standard Time, on Thursday, June 28, 2007 for the following purposes:

1. To elect four directors to serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To approve the amendment and restatement of the Amended and Restated GameStop Corp. 2001 Incentive Plan;

3. To ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending February 2, 2008; and

4. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Only holders of record of Class A Common Stock as of the close of business on May 4, 2007 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

SCOTT W. SHAVER
Secretary

Grapevine, Texas
May 29, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

GameStop Corp.
625 Westport Parkway
Grapevine, Texas 76051

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2007

INTRODUCTION

This Proxy Statement and enclosed Proxy Card are being furnished commencing on or about May 29, 2007 in connection with the solicitation by the board of directors of GameStop Corp., a Delaware corporation (the “Company” or “GameStop”), of proxies for use at the Annual Meeting of Stockholders to be held on June 28, 2007 (the “Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees listed below under the caption “Election of Directors — Information Concerning the Directors and Nominees — Nominees for Election as Director,” FOR the approval of the amendment and restatement of the Amended and Restated GameStop Corp. 2001 Incentive Plan (the “Incentive Plan”), FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm for the Company’s fiscal year ending February 2, 2008, and in the discretion of the proxies named on the Proxy Card with respect to any other matters properly brought before the Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the Meeting and voting in person.

Only holders of record of the Company’s Class A Common Stock as of the close of business on May 4, 2007 are entitled to notice of and to vote at the Meeting. As of the record date, 157,413,766 shares of Class A Common Stock, par value $.001 per share (“Common Stock”), were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each of the Proposals and on all other matters properly brought before the Meeting. The presence of a majority by vote of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum.

Until February 7, 2007, the Company had two classes of common stock outstanding: Class A Common Stock and Class B Common Stock. The two classes of common stock generally had identical rights, with the exception that the holders of Class A Common Stock were entitled to one vote per share, whereas holders of Class B Common Stock were entitled to ten votes per share. On February 7, 2007, following approval by a majority of the Class B common stockholders at a Special Meeting of the Company’s Class B common stockholders, all outstanding Class B common shares were converted into Class A common shares on a one-for-one basis (the “Conversion”). In addition, on February 9, 2007, the board of directors of the Company authorized a two-for-one stock split, effected by a one-for-one stock dividend to stockholders of record on the close of business on February 20, 2007, paid on March 16, 2007 (the “Stock Split”). Unless otherwise indicated, all numbers in this Proxy Statement have been restated to reflect the Conversion and the Stock Split.

The four nominees for director receiving the highest vote totals will be elected as directors of the Company to serve until the 2010 annual meeting of stockholders. The proposal to amend and restate the Incentive Plan will be decided by the affirmative vote of a majority (by vote) of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. Broker “non-votes” will be treated as not being entitled to vote on the matter and, therefore, will not be counted for purposes of determining whether the proposal has been approved. The proposal to ratify the appointment of the Company’s independent registered public accounting firm, and all other matters that may be voted on at the Meeting, will be decided by the affirmative vote of a majority (by vote) of the shares of Common Stock voting on the proposal in person or by proxy at the Meeting. Abstentions and broker non-votes will not be included in vote totals with respect to such proposals and will have no effect on the outcome of the votes with respect thereto.

A Proxy Card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage paid if mailed in the United States.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

ELECTION OF DIRECTORS

PROPOSAL 1

Information Concerning the Directors and Nominees

The Company was formed in 2005 for the purpose of consummating the business combination (the “mergers”) of GameStop Holdings Corp., formerly known as GameStop Corp. (“Historical GameStop”), and Electronics Boutique Holdings Corp. (“EB”), which was completed on October 8, 2005. Our board of directors consists of eleven directors. Our certificate of incorporation divides our board of directors into three classes: Class 1, whose terms will expire at the annual meeting of stockholders to be held in 2009, Class 2, whose terms will expire at the Meeting, and Class 3, whose terms will expire at the annual meeting of stockholders to be held in 2008. Daniel A. DeMatteo, Michael N. Rosen and Edward A. Volkwein are in Class 1; R. Richard Fontaine, Jerome L. Davis, James J. Kim and Stephanie M. Shern are in Class 2; and Leonard Riggio, Stanley (Mickey) Steinberg, Gerald R. Szczepanski and Lawrence S. Zilavy are in Class 3. James J. Kim has decided not to stand for re-election upon expiration of his term at the Meeting. At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

In addition, our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Background information with respect to our board of directors and nominees for election as directors, all but one of whom are incumbent directors and Mr. Steven R. Koonin who is not currently a director, appears below. See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for information regarding such persons’ holdings of equity securities of the Company.

The following table sets forth the names and ages of our current directors, the year they first became a director and the positions they hold with the Company:

		Director
Name	Age	Since*	Position with the Company

R. Richard Fontaine(1)	65	2001	Chairman of the Board, Chief Executive Officer and Director
Daniel A. DeMatteo	59	2002	Vice Chairman, Chief Operating Officer and Director
Jerome L. Davis(2)	52	2005	Director
James J. Kim(3)	71	2005	Director
Leonard Riggio(4)	66	2001	Director
Michael N. Rosen(1)	66	2001	Director
Stephanie M. Shern(5)	59	2002	Director
Stanley (Mickey) Steinberg	74	2005	Director
Gerald R. Szczepanski(6)	59	2002	Director
Edward A. Volkwein(7)	66	2002	Director
Lawrence S. Zilavy	56	2005	Director

*	Includes predecessor companies

(1)	Member of Executive Committee.

(2)	Member of Compensation Committee and Nominating and Corporate Governance Committee.

(3)	Mr. Kim has informed the Board that he elects not to stand for re-election upon expiration of his term at the Meeting.

(4)	Chair of Executive Committee.

(5)	Chair of Audit Committee.

(6)	Chair of Compensation Committee and member of Audit Committee and Nominating and Corporate Governance Committee.

(7)	Member of Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee.

Nominees for Election as Director

The following individuals are nominees for director at the Meeting:

R. Richard Fontaine has been our Chairman of the Board and Chief Executive Officer since Historical GameStop’s initial public offering in February 2002. Mr. Fontaine is also a member of the Executive Committee. Mr. Fontaine has served as the Chief Executive Officer of our predecessor companies since November 1996. He has been an executive officer or director in the video game industry since 1988.

Jerome L. Davis is a director and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Davis has served as a director since October 2005. Mr. Davis is Chief Executive Officer of Jerome L. Davis & Associates, LLC, a consulting firm focusing on executive leadership, coaching and training. Prior to founding Jerome L. Davis & Associates, LLC in 2005, Mr. Davis was Global Vice President, Service Excellence for Electronic Data Systems, a business and technology services company, from July 2003 until October 2005. From May 2001 to July 2003, he served in various capacities at Electronic Data Systems, including Chief Client Executive Officer and President, Americas for Business Process Management. Prior to joining Electronic Data Systems, Mr. Davis served as President and Executive Officer of the Commercial Solutions Division of Maytag Corporation, a home and commercial appliance company, from October 1999 until May 2001. Mr. Davis served as Senior Vice President of Sales and Corporate Officer for Maytag Appliances Division from March 1998 to September 1999. From March 1992 to February 1998, Mr. Davis was Vice President of National Accounts and Area Vice President for Frito Lay. Mr. Davis also held senior executive positions in Sales and

Marketing with Procter & Gamble from 1977 to 1992. Mr. Davis is currently a director and Chair of the Finance and Enterprise Risks Committee and a member of the Nominating and Corporate Governance Committee of Apogee Enterprises, Inc., where he has been a director since 2004.

Stephanie M. Shern is a director and Chair of the Audit Committee. Mrs. Shern formed Shern Associates LLC in February 2002 to provide business advisory and board services, primarily to publicly-held companies. From May 2001 until February 2002, Mrs. Shern served as Senior Vice President and Global Managing Director of Retail and Consumer Products for Kurt Salmon Associates. From 1995 until April 2001, Mrs. Shern was the Vice Chair and Global Director of Retail and Consumer Products for Ernst & Young LLP and a member of Ernst & Young’s Management Committee. Mrs. Shern is currently a director and Chair of the Audit Committee of The Scotts/Miracle Gro Company, a director, Chair of the Audit Committee and member of the Compensation Committee of Embarq Corporation, and a director and member of the Audit and Remuneration Committees of Royal Ahold.

Steven R. Koonin, 49, is a nominee for director. Mr. Koonin is the President of Turner Entertainment Networks, a position he has held since October 2006. Mr. Koonin joined the Turner Entertainment Group in February 2000 and served as Executive Vice President and Chief Operating Officer of the TNT and TBS networks until October 2006, where he was responsible for the rebranding of both networks and the development of some of the most successful series and mini-series in cable television history. Prior to February 2000, Mr. Koonin spent 14 years with The Coca-Cola Company, serving most recently as Vice President of Consumer Marketing. Mr. Koonin is also a director of the Georgia Aquarium and the Fox Theatre.

Mr. Koonin was recommended to the Nominating and Corporate Governance Committee by Stanley (Mickey) Steinberg and Edward A. Volkwein, both of whom are directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE. PROXIES SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED FOR EACH NOMINEE NAMED ABOVE UNLESS A VOTE AGAINST A NOMINEE OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Other Directors whose Terms of Office Continue after the Meeting

Daniel A. DeMatteo has been our Vice Chairman and Chief Operating Officer since March 2005. Prior to March 2005, Mr. DeMatteo served as President and Chief Operating Officer of the Company or our predecessor companies since November 1996. He has served on our board since 2002 and has been an executive officer in the video game industry since 1988.

Leonard Riggio is a director and Chair of the Executive Committee. Mr. Riggio was the Chairman of the Board of Historical GameStop or its predecessor companies from November 1996 until Historical GameStop’s initial public offering in February 2002. He has served as an executive officer or director in the video game industry since 1987. Mr. Riggio has been Chairman of the Board and a principal stockholder of Barnes & Noble, Inc. (“Barnes & Noble”) since its inception in 1986 and served as Chief Executive Officer from its inception in 1986 until February 2002. Since 1965, Mr. Riggio has been Chairman of the Board, Chief Executive Officer and the principal stockholder of Barnes & Noble College Booksellers, Inc., one of the largest operators of college bookstores in the country. Since 1985, Mr. Riggio has been Chairman of the Board and a principal beneficial owner of MBS Textbook Exchange, Inc., one of the nation’s largest wholesalers of college textbooks.

Michael N. Rosen is a director. Mr. Rosen has served as a director for us or our predecessor companies since October 1999. Mr. Rosen is also a member of the Executive Committee and served as the Secretary of the Company or our predecessor companies from October 1999 until May 2007. Mr. Rosen has been a partner at Bryan Cave LLP, counsel to the Company, since their July 2002 combination with Robinson Silverman. Prior to that, Mr. Rosen was Chairman of Robinson Silverman.

Stanley (Mickey) Steinberg is a director. Mr. Steinberg has served as a director since the mergers in October 2005. Prior to the mergers, Mr. Steinberg served as a director of EB since September 1998. Mr. Steinberg currently serves as a Senior Advisor to the mergers and acquisitions firm of Navigant Capital Advisors, LLC. From August 1994 to June 1998, Mr. Steinberg served as Chairman of Sony Retail Entertainment. From 1989 to 1994, Mr. Steinberg served as Executive Vice President and Chief Operating Officer of Walt Disney Imagineering.

Mr. Steinberg serves on the Board of Directors of Reckson Associates Realty Corp. and of two privately held companies — AMC, Inc., the owner and manager of the AmericasMart Atlanta trade show center, and ECI Group, an apartment developer, construction and management company.

Gerald R. Szczepanski is a director, Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Szczepanski is currently retired. Mr. Szczepanski was the co-founder, and, from 1994 to 2005, the Chairman and Chief Executive Officer of Gadzooks, Inc., a publicly traded specialty retailer of casual clothing and accessories for teenagers. On February 3, 2004, Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11).

Edward A. Volkwein is a director and a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Volkwein is President and Chief Marketing Officer of Hydro-Photon, Inc., a water purification technology company. Prior to joining Hydro-Photon, Mr. Volkwein had a broad marketing career beginning in brand management for General Foods and Chesebrough-Ponds, Inc. He served as Senior Vice President Global Advertising and Promotion for Philips Consumer Electronics and as Senior Vice President Marketing for Sega of America, where he was instrumental in developing Sega into a major video game brand. Mr. Volkwein has also held senior executive positions with Funk & Wagnalls and Prince Manufacturing.

Lawrence S. Zilavy is a director. Mr. Zilavy has served as a director since October 2005. Mr. Zilavy is Senior Vice President of Barnes & Noble College Booksellers, Inc. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble from May 2003 until November 2004 and was Chief Financial Officer of Barnes & Noble from June 2002 through April 2003. Prior to that, he was Executive Vice President of IBJ Whitehall Bank and Trust Company, where he worked since 1992. Mr. Zilavy is also a director of Barnes & Noble, a director of The Hain Celestial Group, Inc., a director of the non-profit Community Resource Exchange and a trustee of St. Francis College in New York City.

Directors Not Standing for Re-Election

James J. Kim is a director. Mr. Kim has served as a director since the mergers in October 2005. Prior to the mergers, Mr. Kim served as EB’s Chairman and as a director of EB since March 1998. Mr. Kim has chosen not to stand for re-election to the board of directors when his term expires at the Meeting.

Meetings and Committees of the Board

The board of directors met eight times during the fiscal year ended February 3, 2007 (“fiscal 2006”). All directors who were directors for the full fiscal year attended at least 75% of all of the meetings of the board of directors and the committees thereof on which they served during fiscal 2006 with the exception of Mr. Riggio and Mr. Kim.

The board of directors has four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee has the principal function of, among other things, reviewing the adequacy of the Company’s internal system of accounting controls, the appointment, compensation, retention and oversight of the independent certified public accountants, conferring with the independent public accounting firm concerning the scope of their examination of the books and records of the Company, reviewing and approving related party transactions and considering other appropriate matters regarding the financial affairs of the Company. In addition, the Audit Committee has established procedures for the receipt, retention and treatment of confidential and anonymous complaints regarding the Company’s accounting, internal accounting controls and auditing matters. The board of directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is attached hereto as Appendix B and is also available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. As required by the charter, the Audit Committee will continue to review and reassess the adequacy of the charter annually and recommend any changes to the board of directors for approval. The current members of the Audit Committee are Stephanie M. Shern (Chair), Edward A. Volkwein and

Gerald R. Szczepanski, all of whom are “independent” directors under the listing standards of the New York Stock Exchange (“NYSE”). In addition to meeting the independence standards of the NYSE, each member of the Audit Committee is financially literate and meets the independence standards established by the Securities and Exchange Commission (the “SEC”). The board of directors has also determined that Mrs. Shern has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience. The board of directors further determined that Ms. Shern’s simultaneous service on the audit committees of three other listed companies does not impair the ability of Ms. Shern to effectively serve on the Company’s Audit Committee. The Audit Committee met 12 times during fiscal 2006.

Compensation Committee.  The principal function of the Compensation Committee is to, among other things, make recommendations to the board of directors with respect to matters regarding the approval of employment agreements, management and consultant hiring and executive compensation. The Compensation Committee is also responsible for administering our Amended and Restated 2001 Incentive Plan, as amended, and our Supplemental Compensation Plan (the “Supplemental Compensation Plan”). The current members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. The board of directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Compensation Committee met three times during fiscal 2006.

Executive Committee.  The Executive Committee was formed in October 2005. The principal function of the Executive Committee is to, among other things, review issues, including strategic planning and other matters, which are appropriate for deliberation and decision by the board of directors, and make recommendations with respect thereto. The current members of the Executive Committee are Leonard Riggio (Chair), R. Richard Fontaine and Michael N. Rosen.

Nominating and Corporate Governance Committee.  The principal function of the Nominating and Corporate Governance Committee is to review and recommend to the board candidates for service on the board and its committees, including the renewal of existing directors, and to recommend to the board the corporate governance guidelines applicable to the Company. The current members of the Nominating and Corporate Governance Committee are Gerald R. Szczepanski, Jerome L. Davis and Edward A. Volkwein, all of whom meet the independence standards of the NYSE. Our board of directors has adopted a written charter setting out the functions of the Nominating and Corporate Governance Committee, a copy of which can be found on our website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. The Nominating and Corporate Governance Committee met once during fiscal 2006.

Minimum Qualifications

The Nominating and Corporate Governance Committee does not set specific minimum qualifications for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to board of directors’ duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to their competitors.

Nominating Process

Consideration of new board of director nominee candidates, if any, typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (in accordance with the process described below), Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the board of directors. When nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider the director’s performance on the board of directors and the director’s qualifications in respect of the foregoing.

Consideration of Stockholder-Nominated Directors

Stockholders have the right to submit nominations for persons to be elected to the board of directors as described below. If such a nomination occurs and if a vacancy arises or if the board of directors decides to expand its membership, and at such other times as the board of directors deems necessary or appropriate, the Nominating and Corporate Governance Committee will consider potential nominees submitted by stockholders. The Company’s Bylaws provide that, in order for a stockholder to nominate a person for election to the board of directors at an annual meeting of stockholders, such stockholder must give written notice to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being a nominee and to serving as a director if elected.

Corporate Governance

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all executive officers, directors and members of senior management. The Code of Business Conduct and Ethics is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics that is applicable to the Chairman of the Board and Chief Executive Officer, Vice Chairman and Chief Operating Officer, President, Chief Financial Officer, Chief Accounting Officer and any Executive Vice President of the Company. This Code of Ethics is available on the Company’s website at www.gamestop.com and is available in print to any stockholder who requests it in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. In accordance with SEC rules, the Company intends to disclose any amendment (other than any technical, administrative or other non-substantive amendment) to, or any waiver from, a provision of the Code of Ethics on the Company’s website at www.gamestop.com within five business days following such amendment or waiver.

Corporate Governance Guidelines

The board of directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.gamestop.com and are available in print to any stockholder who requests them in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Texas 76051.

Communications Between Stockholders and Interested Parties and the Board of Directors

Stockholders and other interested persons seeking to communicate with the board of directors should submit any communications in writing to the Company’s Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Secretary will forward such communication to the full board of directors or to any individual director or directors (including the presiding director of the executive sessions of the non-management directors or the non-management directors as a group) to whom the communication is directed.

Attendance at Annual Meetings

All members of the board of directors are expected to attend in person the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. Nine of the Company’s directors attended the 2006 GameStop annual meeting of stockholders.

Director Independence

The current members of the board of directors who are “independent” directors under the listing standards of the NYSE are Jerome L. Davis, James J. Kim, Stephanie M. Shern, Stanley Steinberg, Gerald R. Szczepanski and Edward A. Volkwein. In addition to meeting the independence standards of the NYSE, each of these directors meets the independence standards established by the SEC. Steven R. Koonin, who is a nominee for director to replace Mr. Kim, also meets the independence standards of the NYSE and the SEC. The independent non-management directors of the Company hold regularly scheduled executive sessions without management present at least once annually. The presiding director for each non-management executive session is Ms. Shern.

Executive Officers

The following table sets forth the names and ages of our executive officers and the positions they hold:

Name	Age	Position

R. Richard Fontaine	65	Chairman of the Board and Chief Executive Officer
Daniel A. DeMatteo	59	Vice Chairman and Chief Operating Officer
Steven R. Morgan	55	President
David W. Carlson	44	Executive Vice President and Chief Financial Officer
Ronald Freeman	59	Executive Vice President of Distribution
Tony D. Bartel	43	Executive Vice President of Merchandising and Marketing
Robert A. Lloyd	45	Senior Vice President and Chief Accounting Officer

Information with respect to executive officers of the Company who also are directors is set forth in “Information Concerning the Directors and Nominees” above.

Steven R. Morgan has been our President since December 2005. Mr. Morgan joined the Company upon completion of the mergers in October 2005 in his position as EB’s President of Stores — North America and President of Electronics Boutique Canada Inc. He had served in that capacity since April 2002. From June 2001 to April 2002, Mr. Morgan served as EB’s Senior Vice President of Stores and Canadian Operations. Mr. Morgan joined EB in January 2001 as Senior Vice President of Stores. Prior to January 2001, Mr. Morgan held various positions within the Federated and May Department Stores organizations.

David W. Carlson has been Executive Vice President and Chief Financial Officer of GameStop or our predecessor companies since November 1996. From 1989 to November 1996, Mr. Carlson held various positions with Barnes & Noble, including Director of Finance, Director of Accounting and Manager of Financial Reporting. Prior to 1989, Mr. Carlson held various positions with the public accounting firm of KPMG Peat Marwick.

Ronald Freeman has been our Executive Vice President of Distribution since January 2004. From March 2000 to January 2004, Mr. Freeman was our Vice President of Distribution and Logistics. Mr. Freeman was Vice

President of Distribution/Configuration for CompUSA from July 1997 until March 2000. Mr. Freeman was Vice President of Distribution and Logistics of Babbage’s, a predecessor company of ours, from November 1996 until July 1997.

Tony D. Bartel has been the Executive Vice President of Merchandising and Marketing since March 2007. Prior to that, Mr. Bartel was the Senior Vice President of International Finance, a role he has held since joining GameStop in 2005. Mr. Bartel joined GameStop from NCH Corporation where he was the Chief Administrative Officer from May 2003 to May 2005. From 1989 to May 2003, Mr. Bartel held various positions with PepsiCo and Yum Brands, Inc. including Operational Finance, Strategic Planning, Controller and eventually the Chief Financial Officer of Pizza Hut. Prior to 1989, Mr. Bartel held various positions with the public accounting firm of KPMG Peat Marwick.

Robert A. Lloyd has been our Senior Vice President and Chief Accounting Officer since October 2005. Prior to that, Mr. Lloyd was the Vice President — Finance of GameStop or its predecessor companies from October 2000 and was the Controller of GameStop’s predecessor companies from December 1996 to October 2000. From May 1988 to December 1996, Mr. Lloyd held various financial management positions as Controller or Chief Financial Officer, primarily in the telecommunications industry. Prior to May 1988, Mr. Lloyd held various positions with the public accounting firm of Ernst & Young. Mr. Lloyd is a Certified Public Accountant.

Our executive officers are elected by our board of directors on an annual basis and serve until the next annual meeting of our board of directors or until their successors have been duly elected and qualified.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth the number of shares of our Common Stock and exercisable options to purchase such stock beneficially owned on May 4, 2007 by each director and each of the executive officers named in the Summary Compensation Table, each holder of 5% or more of our Common Stock and all of our directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or his or her family members had sole voting and investment power with respect to the identified securities. The total number of shares of our Common Stock outstanding as of May 4, 2007 was 157,413,766.

	Shares Beneficially Owned
Name	Number(1)%

FMR Corp.,	14,571,664	(2)	9.3
82 Devonshire Street, Boston MA 02109
R. Richard Fontaine	1,746,818	(3)	1.1
Daniel A. DeMatteo	1,275,418	(4)	*
Steven R. Morgan	140,000	(5)	*
David W. Carlson	904,708	(6)	*
Ronald Freeman	52,000	(7)	*
Michael N. Rosen	154,896	(8)	*
Jerome L. Davis	39,690	(9)	*
James J. Kim	2,270,300	(10)	1.4
Leonard Riggio	13,776,122	(11)	8.6
Stephanie M. Shern	138,400	(12)	*
Stanley (Mickey) Steinberg	38,400	(9)	*
Gerald R. Szczepanski	162,400	(12)	*
Edward A. Volkwein	104,400	(13)	*
Lawrence S. Zilavy	38,400	(9)	*
All directors and executive officers as a group (16 persons)	20,986,352	(14)	12.7

*	Less than 1.0%

(1)	Shares of Common Stock that an individual or group has a right to acquire within 60 days after May 4, 2007 pursuant to the exercise of options, warrants or other rights are deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of such individual or group, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of shares and percentage of any other person or group shown in the table.

(2)	Information compiled from Schedule 13G and Schedule 13F filings.

(3)	Of these shares, 1,528,000 are issuable upon exercise of stock options and 200,000 are restricted shares.

(4)	Of these shares, 1,050,000 are issuable upon exercise of stock options and 200,000 are restricted shares.

(5)	Of these shares, 80,000 are issuable upon exercise of stock options and 60,000 are restricted shares.

(6)	Of these shares, 792,000 are issuable upon exercise of stock options and 100,000 are restricted shares.

(7)	Of these shares, 52,000 are restricted shares.

(8)	Of these shares, 88,000 are issuable upon exercise of stock options, 42,000 are restricted shares and 8,496 shares are owned by Mr. Rosen’s spouse.

(9)	Of these shares, 32,000 are restricted shares.

(10)	Of these shares, 32,000 are restricted shares and 2,231,900 of the remaining shares are owned by EB Nevada Inc., which is a wholly-owned subsidiary of The Electronics Boutique, Inc., all of the outstanding capital stock of which is owned by James J. Kim, Agnes C. Kim, the David D. Kim Trust of December 31, 1987, the John T. Kim Trust of December 31, 1987 and the Susan Y. Kim Trust of December 31, 1987. David D. Kim is the trustee of the David D. Kim Trust, Susan Y. Kim is the trustee of the Susan Y. Kim Trust, and John T. Kim is the trustee of the John T. Kim Trust (the trustees of each trust may be deemed to be the beneficial owners of the shares held by such trust). In addition, the trust agreement for each of these trusts encourages the trustees of the trusts to vote the shares of Common Stock held by them, in their discretion, in concert with James J. Kim’s family. Accordingly, the trusts, together with their respective trustees and James J. and Agnes C. Kim, may be considered a “group” under Section 13(d) of the Exchange Act. This group may be deemed to have beneficial ownership of the shares owned by EB Nevada Inc.

(11)	Of these shares, 3,516,000 are issuable upon exercise of stock options and 42,000 are restricted shares. Mr. Riggio is the direct beneficial owner of 6,954,404 shares. Mr. Riggio is the indirect beneficial owner of 2,253,826 shares owned by Barnes & Noble College Booksellers, Inc., a New York corporation, of which Mr. Riggio beneficially owns all of the currently outstanding voting securities. As co-trustee of The Riggio Foundation, a charitable trust, Mr. Riggio is the indirect beneficial owner of 1,009,892 shares owned by The Riggio Foundation. Excluded from his shares are 605,424 shares held in a rabbi trust established by Barnes & Noble for the benefit of Mr. Riggio pursuant to a deferred compensation arrangement, but over which Mr. Riggio has no voting power.

(12)	Of these shares, 88,000 are issuable upon exercise of stock options and 42,000 are restricted shares.

(13)	Of these shares, 44,000 are issuable upon exercise of stock options and 42,000 are restricted shares. Of the remaining shares, 1,000 shares are owned by Mr. Volkwein’s spouse, and 500 shares each are owned by Mr. Volkwein’s two children.

(14)	Of these shares, 7,380,000 are issuable upon exercise of stock options and 988,400 are restricted shares.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Gerald R. Szczepanski (Chair), Jerome L. Davis and Edward A. Volkwein, none of whom has ever been an employee of the Company. No member of the committee had a relationship requiring disclosure in this Proxy Statement under Items 404 or 407 of SEC Regulation S-K.

Executive Compensation

The following table (the “Summary Compensation Table”) sets forth the compensation earned during the year indicated by our chief executive officer, chief financial officer and our three other most highly compensated executive officers.

							Change in
							Pension
							Value and
							Nonqualified
				Stock		Non-Equity	Deferred	All Other
Name and Principal	Fiscal		Bonus	Awards	Option	Incentive Plan	Compensation	Compensation		Total
Position	Year	Salary ($)(1)	($)	($)(2)	Awards ($)(3)	Compensation ($)(4)	Earnings ($)	($)		($)

R. Richard Fontaine	2006	$1,011,539	—	$800,123	$814,427	$2,000,000	—	$63,694	(5)	$4,689,783
Chairman of the Board and Chief Executive Officer
Daniel A. DeMatteo	2006	810,385	—	800,123	814,427	1,600,000	—	72,953	(6)	4,097,888
Vice Chairman and Chief Operating Officer
Steven R. Morgan	2006	467,308	—	—	651,393	225,000	—	145,387	(7)	1,488,088
President
David W. Carlson	2006	358,846	—	400,062	422,498	245,000	—	10,701	(8)	1,437,107
Executive Vice President and Chief Financial Officer
Ronald Freeman	2006	278,754	—	280,043	364,150	150,000	—	11,085	(8)	1,084,032
Executive Vice President of Distribution

(1)	Reflects salary paid for fiscal 2006, which consisted of 53 weeks.

(2)	Reflects the stock-based compensation expense incurred in fiscal 2006 as prescribed by Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (“SFAS 123(R)”), for restricted shares of the Company’s Common Stock. Grants of restricted shares vest ratably over a three-year period after the grant date. Amounts include expense related to awards granted in and prior to fiscal 2006. Assumptions used in calculating these amounts are included in Note 13 to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal 2006.

(3)	Reflects the stock-based compensation expense incurred in fiscal 2006 as prescribed by SFAS 123(R) for grants of options to purchase shares of the Company’s Class A Common Stock. Option grants vest ratably over a three-year period after the grant date. Amounts include expense related to awards granted in and prior to fiscal 2006. Assumptions used in calculating these amounts are included in Notes 1 and 13 to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal 2006.

(4)	Reflects incentive-based bonuses earned in fiscal 2006 but paid in March 2007.

(5)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000. Also includes perquisites and personal benefits paid to Mr. Fontaine, which totaled $50,918 and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. Fontaine’s personal use over the amount reimbursed by Mr. Fontaine using Standard Industry Fare Level rules.

(6)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000. Also includes perquisites and personal benefits paid to Mr. DeMatteo, which totaled $60,716 and consisted solely of the value of his personal use of the Company plane. The value of the personal use of the Company plane was calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. DeMatteo’s personal use over the amount reimbursed by Mr. DeMatteo using Standard Industry Fare Level rules.

(7)	Includes contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000, and contributions to non-qualified deferred compensation plan of $22,500. Also includes perquisites and personal benefits paid to Mr. Morgan, which totaled $117,262 and consisted of the following:

•	Reimbursement of relocation costs totaling $66,545 (including tax reimbursement of $6,811) in accordance with the terms of Mr. Morgan’s employment agreement, calculated using the amounts actually incurred;

•	Payments for a vehicle leased for Mr. Morgan’s use totaling $22,068, calculated based on the actual lease payments and repair costs incurred;

•	Value of Mr. Morgan’s personal use of the Company plane totaling $21,934 calculated as the excess of the portion of the incremental costs to operate the aircraft for the year (as provided by the third party retained to pilot and maintain the Company plane) attributed to Mr. Morgan’s personal use over the amount reimbursed by Mr. Morgan using Standard Industry Fare Level rules;

•	Commercial airfare totaling $5,738 for Mr. Morgan and his spouse in accordance with the terms of Mr. Morgan’s employment agreement, calculated using the amount paid for the airfare; and

•	Ground transportation costs totaling $977 for Mr. Morgan’s spouse incurred in travel provided by the terms of Mr. Morgan’s employment agreement, calculated as the amount paid for the ground transportation.

(8)	Consists of contributions under our 401(k) plan and payments for life and disability insurance coverage, none of which exceeded $10,000. No perquisites were paid to this individual.

Grants of Plan-Based Awards in Last Fiscal Year

The following table shows all grants of plan-based awards, including grants of restricted shares of our Common Stock and grants of options to acquire shares of our Common Stock granted to the executive officers named in the Summary Compensation Table for fiscal 2006. The grant of share-based awards on February 10, 2006 was based on performance for the fiscal year ended January 28, 2006 (“fiscal 2005”).

								All	All
								Other	Other
								Stock	Option			Grant
								Awards:	Awards:	Exercise		Date
		Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base		Fair
		Under Non-Equity Incentive Plan			Under Equity Incentive			of Shares	Securities	Price of		Value of
		Awards(1)			Plan Awards			of Stock	Underlying	Option		Option
	Grant	Threshhold	Target	Maximum	Threshhold	Target	Maximum	or Units	Options	Awards		Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)(2)	(#)(3)	($/Sh)		($)

R. Richard Fontaine	2/10/2006	—	$2,000,000	$2,500,000	—	—	—	120,000	—	—		—
Daniel A. DeMatteo	2/10/2006	—	1,600,000	2,000,000	—	—	—	120,000	—	—		—
Steven R. Morgan	2/10/2006	—	225,000	281,250	—	—	—	—	240,000	$20.69	(4)	$2,020,800
David W. Carlson	2/10/2006	—	245,000	306,250	—	—	—	60,000	—	—		—
Ronald Freeman	2/10/2006	—	140,000	175,000	—	—	—	42,000	—	—		—

(1)	The Non-Equity Incentive Plan award was granted under the Amended and Restated GameStop Corp. Supplemental Compensation Plan.

(2)	Other Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted under the Incentive Plan.

(3)	Options to purchase shares of the Company’s Common Stock were granted under the Incentive Plan.

(4)	The exercise price is the average of the high and low stock prices on the day before the grant date, as specified in the Incentive Plan. The closing price on the grant date was $20.24.

Additional Material Factors

The Company has historically granted stock options to its executive officers and other eligible full-time employees. In February 2006, the Chief Executive Officer recommended to the Compensation Committee that the

Company issue restricted stock to the executive officers and stock options to other eligible employees in order to reduce the amount of shares granted in the awards and preserve the available pool of un-issued awards for the future. A larger number of shares are needed when granting options because a holder only realizes value on those options from an increase in the share price from the exercise price, while a smaller number of shares are needed for grants of restricted stock because the holder realizes value for the entire share price and any subsequent increases. Mr. Fontaine, Mr. DeMatteo, Mr. Carlson and Mr. Freeman received awards of restricted stock while Mr. Morgan and other eligible employees received awards of stock options. Mr. Morgan received an award of stock options, as opposed to restricted stock, in accordance with the terms of the employment agreement signed in December 2005 when he was hired as the Company’s President.

The Company has entered into employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson. The terms of the employment agreements for each of these executive officers extend through the fiscal year ended February 2, 2008 and provide for minimum annual salaries as follows:

•	R. Richard Fontaine	$650,000
•	Daniel A. DeMatteo	$535,000
•	Steven R. Morgan	$450,000
•	David W. Carlson	$350,000

Annual bonus compensation will be based on the formula and targets established under and in accordance with the Company’s Supplemental Compensation Plan. The Target specified in the “Non-Equity Incentive Plan” column of the Grants of Plan-Based Awards table above was achieved and is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

Under the terms of their employment agreements, each executive shall be entitled to all benefits afforded to key management personnel or as determined by the board of directors of the Company, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Under the terms of his employment agreement, Mr. Morgan is also entitled to certain benefits associated with his transition from employment by EB to his employment as the Company’s President. Mr. Morgan is entitled to the reimbursement of expenses incurred in relocating to the Company’s headquarters in Grapevine, Texas from his residence in Pennsylvania, including one relocation to a temporary residence in Texas and one relocation to a permanent residence in Texas at such time as Mr. Morgan’s spouse relocates to Texas. The relocation to the temporary residence took place in fiscal 2006 and the Company incurred costs totaling $66,545 in fiscal 2006 in connection with this relocation. The relocation to the permanent residence is expected to take place in fiscal 2008. Mr. Morgan is also entitled to two round-trip first class airfares per month between Pennsylvania and Texas until the later of December 31, 2007 or such time as his spouse relocates to Texas. The Company incurred costs totaling $5,738 in fiscal 2006 in connection with this entitlement.

Outstanding Equity Awards at Fiscal Year End

The following table provides information for the executive officers named in the Summary Compensation Table regarding outstanding equity awards held as of February 3, 2007 by those executive officers. The year-end values in the table for the market value of shares that have not vested have been calculated based on the $26.95 per share closing price of our Common Stock on February 2, 2007 (the last trading date of the fiscal year).

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
					Equity					Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan					Number of	Payout
					Awards:				Market	Unearned	Value of
	Number of		Number of		Number of			Number of	Value of	Shares,	Unearned
	Securities		Securities		Securities			Shares or	Shares or	Units or	Shares,
	Underlying		Underlying		Underlying			Units of	Units of	Other	Units or
	Unexercised		Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights	Other Rights
	Options (#)		Options (#)		Unearned	Exercise	Expiration	Have Not	Have Not	That Have	That Have
Name	Exercisable(1)		Unexercisable(1)		Options (#)	Price ($)	Date(1)	Vested (#)(2)	Vested ($)(2)	Not Vested (#)	Not Vested ($)

R. Richard Fontaine	1,320,000	(3)	—		—	$9.00	2/13/2012	—	—	—	—
	126,000		—		—	5.90	3/26/2013	—	—	—	—
	188,000		94,000		—	9.29	3/1/2014	—	—	—	—
	100,000		200,000		—	10.13	3/10/2015	—	—	—	—
	—		—		—	—	—	120,000	$3,234,000	—	—
Daniel A. DeMatteo	818,000	(3)	—		—	9.00	2/13/2012	—	—	—	—
	188,000		94,000		—	9.29	3/1/2014	—	—	—	—
	100,000		200,000		—	10.13	3/10/2015	—	—	—	—
	—		—		—	—	—	120,000	3,234,000	—	—
Steven R. Morgan	—		240,000		—	20.69	2/10/2016	—	—	—	—
David W. Carlson	702,000	(3)	—		—	9.00	2/13/2012	—	—	—	—
	90,000		—		—	5.90	3/26/2013	—	—	—	—
	100,000		50,000		—	9.29	3/1/2014	—	—	—	—
	50,000		100,000		—	10.13	3/10/2015	—	—	—	—
	—		—		—	—	—	60,000	1,617,000	—	—
Ronald Freeman	—		44,000	(3)	—	9.29	3/1/2014	—	—	—	—
	—		88,000	(3)	—	10.13	3/10/2015	—	—	—	—
	—		—		—	—	—	42,000	1,131,900	—	—

(1)	The options reflected herein were granted under the Incentive Plan, and vest and become exercisable ratably over a three-year period following grant. The options expire one day before the tenth anniversary of the grant dates; therefore the grant date for each grant can be determined from the expiration dates shown above.

(2)	The Stock Awards consist of restricted shares of the Company’s Common Stock, which were granted on February 10, 2006, under the Incentive Plan, and vest ratably over a three-year period following grant.

(3)	Of these options, Mr. Fontaine, Mr. DeMatteo, Mr. Carlson and Mr. Freeman exercised 400,000, 250,000, 250,000 and 88,000 options, respectively, subsequent to February 3, 2007.

The options to purchase shares of our Common Stock granted in 2003 or later and the restricted stock awards reflected in the table above were subject to compensation expense under SFAS 123(R). The compensation expense incurred in fiscal 2006 for each executive officer associated with these options and restricted stock grants has been reflected in the Summary Compensation Table for each executive officer. In addition, those grants which occurred in fiscal 2006 have been reflected in either the “All Other Stock Awards” or “All Other Option Awards” columns of the Grants of Plan-Based Awards table above.

Option Exercises and Stock Vested

The following table provides information for the executive officers named in the Summary Compensation Table regarding exercises of options to purchase shares of our Common Stock and shares acquired upon vesting of stock awards during fiscal 2006 by those executive officers. The values realized upon exercise or vesting in the table have been calculated using the stock price at the time of exercise or vesting.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired	on Exercise	Acquired	on Vesting
Name	on Exercise (#)	($)	on Vesting (#)	($)

R. Richard Fontaine	—	—	—	—
Daniel A. DeMatteo	628,000	$10,352,545	—	—
Steven R. Morgan	—	—	—	—
David W. Carlson	360,000	8,489,612	—	—
Ronald Freeman	94,000	1,319,621	—	—

Pension Plans

The Company does not provide pension plans for the benefit of its employees; therefore, we have omitted the Pension Benefits Table.

Nonqualified Deferred Compensation

The Company assumed the sponsorship of EB’s nonqualified deferred compensation plan (the “EB Plan”) upon the mergers. Participation in the EB Plan was restricted upon the mergers to those employees already participating in the EB Plan. Steven R. Morgan is the only executive officer that participates in the EB Plan, as he was employed by EB prior to the mergers. The following table presents the activity for fiscal 2006 for the executive officers named in the Summary Compensation Table.

Aggregate
	Executive	Registrant	Earnings	Aggregate	Aggregate Balance at
	Contributions in	Contributions in	in Last	Withdrawals/	Last Fiscal
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Year-End
Name	($)	($)	($)	($)	($)

R. Richard Fontaine	—	—	—	—	—
Daniel A. DeMatteo	—	—	—	—	—
Steven R. Morgan	$23,365	$22,500	$6,281	—	$86,837
David W. Carlson	—	—	—	—	—
Ronald Freeman	—	—	—	—	—

The EB Plan provides for the deferral of salary and bonus only by participating employees without limitation. The Company matches 100% of the participating employee’s deferral up to 5% of the participating employee’s salary. Withdrawals only occur in lump-sum form upon separation of employment from the Company. The EB Plan is administered by a third-party and each participant directs the investment of any amounts deferred among various mutual fund choices. Amounts contributed by the Company on behalf of participants are invested in Company-owned life insurance policies with investment returns tied to published 30-year bond rates. The investment of funds in widely available mutual funds does not result in above-market or preferential earnings. Amounts shown above for executive contributions are included in amounts listed in the “Salary” column of the Summary Compensation Table and amounts shown above for registrant contributions are included in amounts listed in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements and Potential Payments upon Change in Control or Termination

GameStop has entered into employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson. See “Compensation Discussion and Analysis — Employment Agreements” below for a description of the terms of these employment agreements. Ronald Freeman does not have a formal employment or severance agreement with the Company. Any severance payments in the form of salary or bonus to Mr. Freeman would be provided at the discretion of the board of directors.

Pursuant to the employment agreements, each executive’s employment may be terminated upon death, disability, by GameStop with or without cause or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment. A good reason event is defined as a change of control, a reduction in compensation or a material reduction in benefits or responsibilities, or a relocation of at least 50 miles. Among other things, the employment agreement includes a severance arrangement if the executive is terminated by GameStop without cause or by the executive for good reason which provides each executive with the greater of his base salary through the term of the agreement or one year, plus the average of the last three annual bonuses, plus the continuation of medical benefits for 18 months and the release of all stock option restrictions. Amounts owed to the executive officers upon termination or a change of control assuming a triggering event took place on February 2, 2007, the last business day of the Company’s last completed fiscal year, are presented below:

		Before	After
		Change in	Change in
		Control	Control
		Termination	Termination
		w/o Cause or	w/o Cause or
		for Good	for Good	Voluntary			Change in
Name	Benefit	Reason	Reason	Termination	Death	Disability	Control

R. Richard Fontaine	Salary	$1,186,301	$1,186,301	—	—	—	$1,186,301
	Bonus	1,236,167	1,236,167	—	—	—	1,236,167
	Medical Benefits	11,222	11,222	—	—	—	11,222
	Accelerated Stock Options(1)	5,025,510	5,025,510	—	—	—	5,025,510
	Accelerated Restricted Stock(1)(2)	3,234,000	3,234,000	—	$3,234,000	$3,234,000	3,234,000

	Total	$10,693,200	$10,693,200	—	$3,234,000	$3,234,000	$10,693,200
Daniel A. DeMatteo	Salary	$949,041	$949,041	—	—	—	$949,041
	Bonus	1,014,167	1,014,167	—	—	—	1,014,167
	Medical Benefits	11,222	11,222	—	—	—	11,222
	Accelerated Stock Options(1)	5,025,510	5,025,510	—	—	—	5,025,510
	Accelerated Restricted Stock(1)(2)	3,234,000	3,234,000	—	$3,234,000	$3,234,000	3,234,000

	Total	$10,233,940	$10,233,940	—	$3,234,000	$3,234,000	$10,233,940
Steven R. Morgan	Salary	$512,329	$512,329	—	—	—	$512,329
	Bonus	276,048	276,048	—	—	—	276,048
	Medical Benefits	8,417	8,417	—	—	—	8,417
	Accelerated Stock Options(1)	1,503,600	1,503,600	—	—	—	1,503,600
	Accelerated Restricted Stock(1)(2)	—	—	—	—	—	—

	Total	$2,300,394	$2,300,394	—	—	—	$2,300,394
David W. Carlson	Salary	$465,753	$465,753	—	—	—	$465,753
	Bonus	230,792	230,792	—	—	—	230,792
	Medical Benefits	4,854	4,854	—	—	—	4,854
	Accelerated Stock Options(1)	2,565,750	2,565,750	—	—	—	2,565,750
	Accelerated Restricted Stock(1)(2)	1,617,000	1,617,000	—	$1,617,000	$1,617,000	1,617,000

	Total	$4,884,149	$4,884,149	—	$1,617,000	$1,617,000	$4,884,149
Ronald Freeman	Salary	—	—	—	—	—	—
	Bonus	—	—	—	—	—	—
	Medical Benefits	—	—	—	—	—	—
	Accelerated Stock Options(1)	—	$2,257,860	—	—	—	$2,257,860
	Accelerated Restricted Stock(1)(2)	—	1,131,900	—	$1,131,900	$1,131,900	1,131,900

	Total	—	$3,389,760	—	$1,131,900	$1,131,900	$3,389,760

(1)	Option grants are immediately vested upon a change in control. The values in this table reflect estimated payments associated with various termination scenarios, assume a stock price of $26.95 (based on the closing price of the Company’s Common Stock as of February 2, 2007, the last business day of fiscal 2006) and include all outstanding, unvested grants through the assumed termination date of February 3, 2007. Actual value will vary based on changes in the Company’s Common Stock price.

(2)	Restricted stock grants are immediately vested upon a change in control or the death or disability of the recipient.

Director Compensation

The following table provides information regarding compensation earned by the non-employee directors during fiscal 2006:

					Change
					in Pension
					Value and
	Fees				Nonqualified
	Earned or	Stock	Option	Non-Equity	Deferred
	Paid in	Awards	Awards	Incentive Plan	Compensation	All Other
Name	Cash ($)(1)	($)(2)	($)(3)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Jerome L. Davis(4)	$56,000	$128,020	—	—	—	—	$184,020
James J. Kim(4)	53,000	128,020	—	—	—	—	181,020
Leonard Riggio(5)	52,000	307,420	$114,880	—	—	—	474,300
Michael N. Rosen(6)	53,000	307,420	163,289	—	—	—	523,709
Stephanie M. Shern(6)	56,000	307,420	159,540	—	—	—	522,960
Stanley (Mickey) Steinberg(4)	54,000	128,020	—	—	—	—	182,020
Gerald R. Szczepanski(6)	61,000	307,420	159,540	—	—	—	527,960
Edward A. Volkwein(7)	61,000	307,420	159,540	—	—	—	527,960
Lawrence S. Zilavy(4)	54,000	128,020	—	—	—	—	182,020

(1)	Represents amounts earned and paid for service in fiscal 2006.

(2)	Reflects the stock-based compensation expense incurred in fiscal 2006 as prescribed by SFAS 123(R) for restricted shares of the Company’s Common Stock. Amounts include expense related to awards granted in and prior to fiscal 2006. Assumptions used in calculating these amounts are included in Note 13 to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal 2006.

(3)	Reflects the stock-based compensation expense incurred in fiscal 2006 as prescribed by SFAS 123(R) for grants of options to purchase shares of the Company’s Common Stock. Option grants vest ratably over a three-year period after the grant date. Amounts include expense related to awards granted in and prior to fiscal 2006. Assumptions used in calculating these amounts are included in Notes 1 and 13 to the Company’s financial statements included in its Annual Report on Form 10-K for fiscal 2006.

(4)	As of February 3, 2007, the named director held 19,200 shares of restricted stock that have not vested, all of which were awarded in fiscal 2006, with a grant date fair value under SFAS 123(R) of $397,152.

(5)	As of February 3, 2007, the named director held 29,200 shares of restricted stock that have not vested and options to purchase 6,048,000 shares of the Company’s Common Stock. Of the 29,200 shares of restricted stock, 19,200 shares were awarded in fiscal 2006, with a grant date fair value under SFAS 123(R) of $397,152.

(6)	As of February 3, 2007, the named director held 29,200 shares of restricted stock that have not vested and options to purchase 120,000 shares of the Company’s Common Stock. Of the 29,200 shares of restricted stock, 19,200 shares were awarded in fiscal 2006, with a grant date fair value under SFAS 123(R) of $397,152.

(7)	As of February 3, 2007, the named director held 29,200 shares of restricted stock that have not vested and options to purchase 76,000 shares of the Company’s Common Stock. Of the 29,200 shares of restricted stock, 19,200 shares were awarded in fiscal 2006, with a grant date fair value under SFAS 123(R) of $397,152.

Directors who are not employees of the Company receive compensation of $50,000 per annum and $1,000 per in-person board or committee meeting. In addition, we reimburse our directors for expenses in connection with attendance at board and committee meetings. Other than with respect to reimbursement of expenses, directors who are our employees do not receive additional compensation for their services as directors.

In both February 2007 and February 2006, each of the directors at those times who were not employees of our Company (Jerome L. Davis, James J. Kim, Leonard Riggio, Michael N. Rosen, Stephanie M. Shern, Stanley Steinberg, Gerald R. Szczepanski, Edward A. Volkwein and Lawrence S. Zilavy) were granted 19,200 restricted shares of our Common Stock. Each grant of these restricted shares vests in equal annual increments over a three-year period.

In September 2005, each of the directors at that time who were not employees of our Company (Leonard Riggio, Michael N. Rosen, Stephanie M. Shern, Gerald R. Szczepanski and Edward A. Volkwein) were granted 20,000 restricted shares of our Common Stock and were granted options to acquire 48,000 shares of our Common Stock. Each grant of these restricted shares vests in equal annual increments over a two-year period. Each of these options was granted at an exercise price equal to the average of the high and low stock prices of our Common Stock on the date prior to the date of grant ($17.94 per share), as specified in the Incentive Plan, and each option vests in equal annual increments over a three-year period and expires ten years from the grant date.

In June 2004, each of the directors at that time who were not employees or affiliates of our Company (Michael N. Rosen, Stephanie M. Shern, Gerald R. Szczepanski and Edward A. Volkwein) were granted options to acquire 42,000 shares of our Common Stock. Each of these options was granted at an exercise price equal to the average of the high and low stock prices of our Common Stock on the date prior to the date of grant ($7.55 per share), as specified in the Incentive Plan, and each option vests in equal annual increments over a three-year period and expires ten years from the grant date.

COMPENSATION DISCUSSION AND ANALYSIS

General

The Company’s executive officer compensation program is administered by the Compensation Committee of the Board of Directors. The program is based upon the following guiding principles:

1. The pay and benefits provided by the Company to its executive officers should be competitive and allow the Company to attract and retain individuals whose skills are critical to the long-term success of the Company.

2. The compensation offered by the Company should reward and motivate individual and team performance in attaining business objectives and maximizing stockholder value.

3. Compensation awards should be based on the fundamental principle of aligning the long-term interests of GameStop’s employees with those of GameStop’s stockholders. Therefore, a meaningful portion of most management employees’ compensation will be in the form of equity compensation and may include situational bonuses, as appropriate, in recognition of meeting unique, time-sensitive performance challenges that may arise.

4. The overall value of the incentive and total compensation opportunities will be designed to be consistent with the level of the Company’s operational performance over time and in the level of returns provided to stockholders.

The Compensation Committee believes that the organization’s directors and senior executives should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for GameStop to produce ongoing and sustained value for our stockholders. The Compensation Committee will develop and recommend compensation programs to support these critical objectives. The board of directors will continue to have sole approval rights over the Compensation Committee’s recommendations.

The compensation program is designed to reward the executive officers for the dedication of their time, efforts, skills and business experience to the business of the Company. The compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through salary and annual bonus and is measured by the Company’s operating earnings, net income and growth, among other factors. Long-term performance is rewarded through stock options or restricted stock awards and is measured in the performance of the Company’s stock price, which is tied to earnings, growth and other factors.

Role of Compensation Consultants

For assistance in developing effective recommendations, the Compensation Committee believes that an independent compensation consultant can and should provide independent recommendations and points of view, a role that is essential to the process of impartial compensation evaluation. Therefore, when appropriate, the Committee will utilize an independent compensation consultant who will report to and take direction from the Compensation Committee. The consultant’s research and viewpoints will provide one of several necessary data points that will be used to determine the Compensation Committee’s specific compensation recommendations to the board of directors.

During the fiscal years ended January 31, 2004 and January 29, 2005, the Company retained Mercer Human Resource Consulting (“Mercer”) to evaluate its compensation programs for all levels of office and store operations management, from the district manager level up to and including senior management, and make recommendations to ensure that GameStop’s compensation was market competitive, while maintaining internal equity.

In fiscal 2006, the Compensation Committee engaged Mercer to review the compensation programs in place for the Company’s executive officers. Mercer was engaged to evaluate each key element of the compensation program and the total compensation program relative to the Company’s peers. The key elements (base salary, annual bonus and stock option and/or restricted stock awards) were analyzed against the peer group both independently and collectively in order to determine in which percentile of the peer group the Company’s executive officers fell. The purpose of this engagement was to determine whether the Company’s total compensation plan and allocation of compensation between base salary, annual bonus and long-term incentives (primarily stock-based) was reasonable considering the Company’s peers.

Current compensation for each executive, consisting of base salary and annual bonus, was targeted by the Compensation Committee to rank in the 55th percentile of the peer group, with total compensation, including the value of long-term awards, targeted to rank in the 75th percentile of peers. The results of the Mercer study showed that the Company’s executive officers were generally in the appropriate percentiles of both current and total compensation. Where the Compensation Committee determined that there were instances of one or more elements of an individual’s compensation ranking outside the targeted percentile range, considerations were made to compensation, bonus and awards for the fiscal year ending February 2, 2008 (“fiscal 2007”) in order to balance the individual elements of compensation, where possible, and the total compensation in line with the targets. The only changes made by the Compensation Committee to current compensation for the surveyed positions, after considering Mercer’s recommendations, were to increase the base salary of Steven R. Morgan, the Company’s President by 11% to $500,000, to increase the base salary of David W. Carlson, the Company’s Executive Vice President and Chief Financial Officer by 14% to $400,000, to increase the annual bonus target of Mr. Morgan from 50% of base salary to 75% of base salary and to increase the annual bonus target of Mr. Carlson from 70% of base salary to 75% of base salary.

A great deal of research and effort was devoted to establishing the Company’s peer group. The peer group used to benchmark compensation was established by Mercer from the universe of other specialty retailers, constituting a combination of similar revenue size, number of stores, international scope, demographics, growth rate or market value. Companies in the peer group include Limited Brands, OfficeMax, Bed Bath & Beyond, Foot Locker, American Eagle Outfitters, Barnes & Noble, Borders Group, Michaels Stores, Quicksilver, Radio Shack, Petsmart, Abercrombie & Fitch, Payless Shoesource and Pacific Sunwear (the “Original Peer Group”). Consideration was also given to an additional peer group of high-growth retail companies, including Dick’s Sporting Goods, Advanced Auto Parts, Pantry, Williams-Sonoma, Ann Taylor Stores, Tractor Supply and O’Reilly Automotive. The Company ranked in the 67th percentile of revenues of this peer group of 21 companies and in the 52nd percentile of market value.

In performing their assessment of the Company’s executive compensation packages versus the peer group, Mercer considered the 2005 proxy data available for each peer, annual report and press release data, Mercer’s executive compensation surveys and surveys prepared by Towers Perrin and Watson Wyatt. Proxy and survey data was aged by 4% to compare to the Company’s 2006 compensation rates. Positions within the Company for each of the executives were matched to the peer group based upon title, level of pay, organization charts and survey data. Elements of compensation which were analyzed included base salary, annual incentive bonus, targeted total annual cash compensation, long-term incentives and total compensation (cash and long-term incentives). Total annual cash compensation for the surveyed executive positions averaged at approximately the 39th percentile of the Original Peer Group. Average long-term incentive compensation compared at the 71st percentile of the Original Peer Group, and average total compensation matched the 68th percentile.

Key Elements of Compensation

The Company has entered into employment agreements with its Chief Executive Officer, Chief Operating Officer, President and Chief Financial Officer. These employment contracts cover the key elements of the Company’s executive compensation package, which consist of base salary, annual bonus and stock options or restricted stock, and cover severance and termination benefits. These employment agreements and the Company’s policies with respect to each of the key elements of its executive compensation package are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee also considers and reviews the full compensation package afforded by the Company to its executive officers, including insurance and other benefits. The Compensation Committee makes its determinations after receiving and considering the recommendations of the Company’s Chief Executive Officer and after considering Mercer’s recommendations and research. The Compensation Committee makes recommendations to the board of directors, which ultimately approves the executive compensation package for each year.

In the years prior to fiscal 2006, the Compensation Committee operated from the general principle observed by GameStop since its inception that compensation would be heavily weighted toward short and long-term performance based incentives, while maintaining base salary rates at the competitive middle. As long as the organization continued to perform at a high level, participants had the potential to earn commensurately larger incentives. Therefore, decisions regarding any current-year incentive award targets were based on performance forecasts for that year. The amount of incentive amounts awarded in prior years was not factored into any current-year decision process for that reason.

Base Salaries

An executive officer’s base salary is determined by evaluating the responsibilities of the position held, the individual’s experience and the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other companies of comparable size, growth and operations. Base salaries for the surveyed executive positions averaged at the 45th percentile of the Original Peer Group.

The base salaries of the executive officers are established by the Compensation Committee at or near the beginning of each fiscal year. The Compensation Committee met on February 10, 2006 to establish the base salaries for fiscal 2006 for R. Richard Fontaine, Chairman and Chief Executive Officer, and Daniel A. DeMatteo, Vice Chairman and Chief Operating Officer. Messrs. Fontaine and DeMatteo are entitled to minimum base salaries set forth in their employment agreements (see “Employment Agreements” below). In setting the salaries for Mr. Fontaine and Mr. DeMatteo for fiscal 2006, the Compensation Committee considered that the employment agreements with those individuals were entered into before the merger with EB and did not take into account the increase in the size and scope of the Company’s operations following the merger with EB. Prior to the mergers, the Company operated approximately 2,000 stores in three countries. Following the mergers, the Company operated in excess of 4,500 stores in 15 countries around the world. The Company’s revenues increased from $1.8 billion in fiscal 2004 to over $5 billion in fiscal 2006. The Compensation Committee recognized that the growth in the Company in excess of 100% warranted additional base salary and annual bonus potential for Mr. Fontaine and Mr. DeMatteo. Consideration was also given to the minimum base salaries specified in the employment contracts for each of these executive officers.

The Compensation Committee did not review the base salaries for fiscal 2006 for Steven R. Morgan, President, and David W. Carlson, Executive Vice President and Chief Financial Officer, as they were the minimum base salaries established in their employment contracts, which were executed following the mergers in December 2005 and April 2006, respectively, and took into account the increased size of the Company’s operations (see “Employment Agreements” below). The base salary for fiscal 2006 for Ronald Freeman, Executive Vice President of Distribution, was set by Daniel A. DeMatteo, to whom Mr. Freeman reports, with input from Mercer. In setting Mr. Freeman’s base salary, Mr. DeMatteo considered the scope of his responsibilities, the use of multiple distribution centers and changes in the volume and complexity of other operational areas under Mr. Freeman’s direction following the mergers. The Compensation Committee concurred with Mr. Freeman’s salary for fiscal 2006. In accordance with the Company’s policy on the timing of annual salary reviews, the base salaries for the executive officers for fiscal 2006 were effective from March 2006 to March 2007.

The Compensation Committee met on February 9, 2007 to establish the base salaries for fiscal 2007 for Messrs. Fontaine, DeMatteo, Morgan and Carlson. In setting the base salaries of these executive officers for fiscal 2007, the Compensation Committee considered the recommendations of Mercer and the Company’s Vice President of Human Resources, the Company’s growth in fiscal 2006 and projections for fiscal 2007. The Compensation Committee also considered the recommendations of Mr. Fontaine and Mr. DeMatteo in setting the base salaries for Mr. Morgan and Mr. Carlson. Mr. Freeman’s base salary for fiscal 2007 was set by Mr. DeMatteo as described above. In setting Mr. Freeman’s base salary, Mr. DeMatteo considered Mr. Freeman’s performance in fiscal 2006 and the planned changes from fiscal 2006 to fiscal 2007 in the volume and complexity of the areas under Mr. Freeman’s direction. The Compensation Committee concurred with Mr. Freeman’s salary for fiscal 2007.

The board of directors has set salaries for fiscal 2007 as follows:

Executive Officer	Base Salary

R. Richard Fontaine	$1,000,000
Daniel A. DeMatteo	$800,000
Steven R. Morgan	$500,000
David W. Carlson	$400,000

Mr. Freeman’s base salary was set at $300,000.

Annual Bonuses

In addition to a base salary, each executive officer is eligible for a performance-based annual cash bonus. The Company has chosen to include performance-based annual bonuses as an element in the current compensation plan as they are an accepted and expected part of most compensation plans for executives and serve to motivate individual and team performance in attaining business objectives and maximizing stockholder value. Annual bonuses for the surveyed executive positions averaged at the 49th percentile for the Original Peer Group.

Bonuses for most of the executive officers of the Company are based upon the criteria used in, and are calculated in accordance with, the Supplemental Compensation Plan. R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson are the executive officers of the Company currently participating in the Supplemental Compensation Plan.

The Supplemental Compensation Plan provides that participating executive officers are entitled to a cash bonus in an amount equal to a percentage of their base salary which is pre-determined for each participating executive officer by the Compensation Committee, with input from the Chief Executive Officer, for each fiscal year. The purpose of the Supplemental Compensation Plan is to permit the Company, through awards of annual incentive compensation that satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to attract and retain management who, because of the extent of their responsibilities, can and do make significant contributions to the success of the Company by their ability, industry, loyalty and exceptional service.

The bonus amount is calculated after each fiscal year in accordance with a sliding scale formula based on the extent to which a pre-established performance target is attained. In general, not later than 90 days after the start of each fiscal year of the Company (and before 25% of the relevant period of service has elapsed), the Compensation Committee establishes in writing a performance target for each participating executive officer (the “Target”). Targets are typically based on budgeted operating earnings for the fiscal year. Operating earnings are budgeted to increase each year from the actual operating earnings achieved during the previous year in order to challenge the executive officers of the Company to increase revenues, control costs and find operating efficiencies and to demonstrate the earnings growth expected of a growth company. Because the Target is higher than the results attained in the previous year and because the Target is established in the first 90 days of the year, the attainment of the Target is substantially uncertain at the time the Target is established. The establishment of the Target as a measure of operating earnings for the four executive officers who participate in the Supplemental Compensation Plan considers the importance of their individual roles in the overall performance and results of the Company. Individual objectives and performance are considered in the establishment of the individual pre-determined percentage of base salary for which each of the four executive officers is eligible (as discussed further below). Stock price performance has not been a factor in determining Targets because the price of the Company’s stock is subject to a variety of factors outside of the Company’s control.

Each participating executive officer is entitled to receive a cash bonus in the amount of their pre-determined percentage of base salary (the “Target Bonus”) as follows:

Then the Percentage of the
If the Fiscal Year Results were:	Target Bonus Received is:

Less than 85% of Target	None
85% or more but less than 90% of Target	50%
90% or more but less than 100% of Target	75%
100% or more but less than 110% of Target	100%
110% or more but less than 125% of Target	110%
125% or more of Target	125%

The Supplemental Compensation Plan limits the maximum cash bonus payable to any participating executive officer to $2,500,000 with respect to any fiscal year. No bonuses are paid until the Compensation Committee certifies the extent to which the Target has been attained. Under the terms of the Supplemental Compensation Plan, the Compensation Committee has no authority to increase the amount of a bonus that would be due upon the attainment of the Target.

Ronald Freeman does not participate in the Supplemental Compensation Plan, but is paid an annual bonus targeted at 50% of base salary. Payment of Mr. Freeman’s annual bonus is dependent upon both the achievement of the Company’s budgeted operating earnings and Mr. Freeman’s achievement of individualized performance objectives, which are generally tied to the completion of new initiatives, major projects and other activities considered beyond the normal course of his duties. Mr. Freeman’s annual bonus objectives are defined by Mr. DeMatteo not later than 90 days after the start of each fiscal year. Payment of Mr. Freeman’s annual bonus is dependent upon Mr. DeMatteo’s verification of the achievement of both the Company’s earnings target and Mr. Freeman’s individual performance objectives.

Fiscal 2006 Bonuses

Target Bonuses for fiscal 2006 for the executive officers listed in the Summary Compensation Table above (the “named executive officers”) were as follows:

Percentage of
Executive Officer	Base Salary

R. Richard Fontaine	200%
Daniel A. DeMatteo	200%
Steven R. Morgan	50%
David W. Carlson	70%
Ronald Freeman	50%

The bonus targets for fiscal 2006 were met and 100% of the individual target was paid to each named executive officer in March 2007. The following bonuses were paid for fiscal 2006:

Executive Officer	Bonus Amount

R. Richard Fontaine	$2,000,000
Daniel A. DeMatteo	$1,600,000
Steven R. Morgan	$225,000
David W. Carlson	$245,000
Ronald Freeman	$150,000

Bonus Targets

Target Bonuses for fiscal 2007 for the named executive officers were as follows:

Percentage of
Executive Officer	Base Salary

R. Richard Fontaine	200%
Daniel A. DeMatteo	200%
Steven R. Morgan	75%
David W. Carlson	75%
Ronald Freeman	50%

Discretionary Awards

From time to time the Compensation Committee may approve discretionary awards for executive officers and other employees in recognition of efforts that are beyond the normal requirements of their assigned duties. In determining bonuses for fiscal 2005, the Compensation Committee considered the remarkable effort of the Company’s senior management in accomplishing the mergers between GameStop and EB in 2005 and successfully integrating the operations of GameStop and EB and awarded special bonuses as a result, as follows:

Executive Officer	Bonus Amount

R. Richard Fontaine	$200,000
Daniel A. DeMatteo	$200,000
David W. Carlson	$100,000
Ronald Freeman	$40,000

Stock Options and Restricted Stock

The Company chooses to grant long-term awards, currently in the form of stock options or restricted stock, to align the interests of the executive officers with the interests of the Company’s stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. Grants of long-term awards are made to executive officers, members of the board of directors and all other eligible full-time employees under the provisions of the Incentive Plan, which provides for the grant of options to purchase shares of the Company’s Common Stock, the grant of share appreciation rights, the grant of Stock Purchase Awards and the grant of Restricted Share Awards. Executive officers and directors of the Company are not eligible to receive grants of Stock Purchase Awards because of the provisions within those awards of a loan to the grantee to purchase the shares. To date, only options and restricted shares have been granted under the Incentive Plan.

Role of Compensation Committee in Grants.  The Compensation Committee of the board of directors has the responsibility to administer the Incentive Plan and is therefore responsible for authorizing all grants of options or restricted shares. In determining annual stock option or restricted stock grants to executive officers, the Compensation Committee, along with executive management, bases its decision on the individual’s performance and potential to improve stockholder value.

The Compensation Committee considers the recommendations of the Chief Executive Officer in granting awards to executive officers and employees other than the Chief Executive Officer and the Chief Operating Officer. The Compensation Committee relies upon the Chief Financial Officer for the day-to-day administration and recordkeeping of the Incentive Plan.

Role of Executive Officers in Grants.  The Chief Executive Officer is responsible for recommending the grant of options or restricted stock to all executive officers and all other eligible full-time employees except himself and the Chief Operating Officer. The Chief Financial Officer assists the Chief Executive Officer in this process by preparing a list of eligible employees and recommended awards for all eligible employees other than himself. Consideration is given to each individual’s employment standing and those employees subject to possible termination are not deemed to be eligible. Recommended amounts are based on previous grants, individual performance and responsibilities and the individual’s contributions toward increasing stockholder value. As mentioned above, the Chief Financial Officer is also responsible, under the direction of the Compensation Committee, for the day-to-day administration of the outstanding awards and the related recordkeeping.

The Company has historically granted stock options to its executive officers and other eligible full-time employees. In February 2006, the Chief Executive Officer recommended to the Compensation Committee that the Company issue restricted stock to the executive officers and stock options to other eligible employees in order to reduce the amount of shares granted in the awards and preserve the available pool of unissued awards for the future. A larger number of shares are needed when granting options because a holder only realizes value on those options from an increase in the share price from the exercise price, while a smaller number of shares are needed for grants of restricted stock because the holder realizes value for the entire share price and any subsequent increases. In February 2006, Mr. Fontaine, Mr. DeMatteo, Mr. Carlson and Mr. Freeman received awards of restricted stock while Mr. Morgan and other eligible employees received awards of stock options. Mr. Morgan received an award of stock options, as opposed to restricted stock, in accordance with the terms of his employment agreement signed in December 2005 when he was hired as the Company’s President. Upon the Chief Executive Officer’s recommendation, the February 2007 annual award grant included awards of restricted stock instead of stock options to executive officers and more members of the Company’s management in order to preserve the available pool of unissued awards for the future.

Timing of Grants.  Awards have historically been granted to executive officers and eligible full-time employees once per year. The Compensation Committee has typically met annually within the first 90 days after the start of the new fiscal year to approve the annual grant of options and restricted stock. The Compensation Committee meets on the same date as the regularly scheduled meeting of the board of directors for the first quarter. The date of these Compensation Committee and board of directors meetings is set in the fourth quarter of the previous fiscal year. In 2006, the board of directors and Compensation Committee formalized the historical practice in a policy whereby the annual awards to directors, executive officers and eligible full-time employees under the Incentive Plan will be approved at the first quarter’s meeting of the Compensation Committee.

Prior to fiscal 2006, grants occasionally occurred at other times during a fiscal year to directors, based on actions by the board of directors. As stated above, grants to directors will now occur in conjunction with the first quarter’s meeting of the Compensation Committee. Grants also occasionally occur to newly hired executives. When a grant is made for a newly hired executive, it is approved by the Compensation Committee with a grant date on the date on which the executive starts his or her employment with the Company.

There is no effort to time the meeting and the related approval of awards with the release of material non-public information. The board of directors and Compensation Committee typically hold their first quarter meetings in February or early March. There are typically no releases of material non-public information by the Company until the latter half of March when the announcement of the earnings for the previous fiscal year is completed. The timing of grants for newly hired executives is not timed in coordination with the release of material non-public information. The Company does not grant awards based on the pending release of material non-public information and the Company does not release material non-public information for the purpose of affecting the value of executive compensation.

Pricing of Grants.  Under the terms of the Incentive Plan, options are granted with an exercise price equal to the average of the high and low prices of the Company’s Common Stock reported on the New York Stock Exchange (NYSE) for the trading day prior to the approval of the grant by the Compensation Committee.

2007 Grants.  The Compensation Committee met on February 9, 2007 and granted either restricted stock or options for fiscal 2007 to the named executive officers and other eligible employees. The named executive officers were granted restricted stock, as follows:

Shares of Restricted
Executive Officer	Stock Awarded

R. Richard Fontaine	120,000
Daniel A. DeMatteo	120,000
Steven R. Morgan	60,000
David W. Carlson	60,000
Ronald Freeman	24,000

In addition, each non-employee member of the board of directors was awarded a restricted stock grant of 19,200 shares. Each of the above referenced grants vests in equal annual installments over three years.

Change of Control/Severance Benefits

Each of Messrs. Fontaine, DeMatteo, Morgan and Carlson has employment agreements as described in “Employment Agreements” below. Pursuant to these agreements, each executive’s employment may be terminated upon death, disability, by GameStop with or without cause or by the executive within twelve months of a good reason event. If an executive’s employment is terminated due to death or disability, by the Company with cause or by the executive without good reason, the executive is entitled to payment of base salary through the date of death, disability or termination of employment.

A good reason event is defined as a change of control, a reduction in compensation or a material reduction in benefits or responsibilities, or a relocation of at least 50 miles. Among other things, the employment agreement includes a severance arrangement if the executive is terminated by GameStop without cause or by the executive for good reason, which provides each executive with his base salary through the term of the agreement, plus the average of the last three annual bonuses, with a one year minimum, plus the continuation of medical benefits for up to 18 months and the release of all stock option restrictions, including vesting provisions.

The triggering events which would result in the payment of the severance amounts described above were selected because they provide employees with a guaranteed level of financial protection upon loss of employment and were considered competitive with severance provisions being offered at that time.

The estimated minimum payments upon a change in control or termination for each of the named executive officers are detailed in the table of Potential Payments upon Change in Control or Termination above. Severance payments due to a named executive officer may be due either in installments or in a lump sum, to be negotiated between the Company and the executive.

Employment Agreements

GameStop has entered into employment agreements with R. Richard Fontaine, Daniel A. DeMatteo, Steven R. Morgan and David W. Carlson. The terms of the employment agreements for Mr. Fontaine and Mr. DeMatteo commenced on April 11, 2005 and continue for a period of three years thereafter, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal. The term of the employment agreement for Mr. Morgan commenced on December 9, 2005 and continues through February 12, 2008, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal. The term of the employment agreement for Mr. Carlson commenced on April 3, 2006 and continues for a period of two years thereafter, with automatic annual renewals thereafter unless either party gives notice of non-renewal at least six months prior to automatic renewal.

Mr. Fontaine’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $650,000. Mr. DeMatteo’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $535,000. Mr. Morgan’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $450,000. Mr. Carlson’s minimum annual salary during the term of his employment under the employment agreement shall be no less than $350,000. Annual bonus compensation will be based on the formula and targets established under and in accordance with the Supplemental Compensation Plan.

Each executive shall be entitled to all benefits afforded to key management personnel or as determined by the board of directors of GameStop, including, but not limited to, restricted stock and stock option benefits, insurance programs, pension plans, vacation, sick leave, expense accounts and retirement benefits.

Each executive is also restricted from competing with GameStop for the later of the expiration of the term of the agreement or one year after termination of employment, unless the contract is terminated by GameStop without cause or the executive for good reason.

Under the terms of his employment agreement, Mr. Morgan is also entitled to certain benefits associated with his transition from employment by EB to his employment as the Company’s President. Mr. Morgan is entitled to the reimbursement of expenses incurred in relocating to the Company’s headquarters in Grapevine, Texas from his residence in Pennsylvania, including one relocation to a temporary residence in Texas and one relocation to a permanent residence in Texas at such time as Mr. Morgan’s spouse relocates to Texas. The relocation to the temporary residence took place in fiscal 2006 and the relocation to the permanent residence is expected to take place in fiscal 2008. The Company incurred costs totaling $66,545 for the temporary relocation. Mr. Morgan is also entitled to two round-trip first class airfares per month between Pennsylvania and Texas until the later of December 31, 2007 or such time as his spouse relocates to Texas.

For a description of change of control and severance benefits included in the employment agreements, see “Change of Control/Severance Benefits” above.

Other Considerations

Relationship Among the Different Components of Compensation

In order to ensure that the named executive officers are held accountable for the Company’s performance and changes in stockholder value, management and the Compensation Committee generally allocate total compensation such that the portion of compensation attributable to fixed elements, such as salary and benefits, decreases with increasingly higher levels of responsibility, and the portion attributable to variable, performance-based elements increases.

Stock Ownership

The Company does not require its executive officers to be stockholders in the Company. The Compensation Committee believes that the grant of stock options and restricted stock to the Company’s executive officers that vest over a period of time is sufficient to provide the required incentive to such officers and align their interests with the interests of the Company’s stockholders.

Recovery of Awards

The Company does not have a formal policy to recover past compensation awards from executive officers in the event of a restatement or an adjustment of results or performance measures that would have reduced the size of an award. The Company has not historically had any restatements or adjustments of this nature. Should such an incident occur, the board of directors would consider appropriate action at that time.

Retirement Benefits

Each of the Company’s executive officers is entitled to participate in the Company’s defined contribution 401K plan on the same basis as all other eligible employees. The Company matches the contributions of participants, subject to certain criteria. Under the terms of the 401K plan, as prescribed by the Internal Revenue Service, the contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($15,000 for 2006). Our executive officers are subject to these limitations and therefore the Company does not consider its retirement benefits to be a material portion of the compensation program for our executive officers.

Perquisites

The Company does not have a formal program providing perquisites to its executive officers. Messrs. Fontaine, DeMatteo, Morgan and Carlson are eligible to use the Company plane for personal use. Mr. Carlson has chosen not to make personal use of the Company plane. Messrs. Fontaine, DeMatteo and Morgan occasionally use the plane for personal use and reimburse the Company for costs in accordance with IRS guidelines. Amounts disclosed in the perquisites column of the Summary Compensation Table for the personal use of the Company plane represent actual incremental costs to operate the plane in excess of the amounts reimbursed in accordance with IRS guidelines. In fiscal 2006, these amounts totaled $50,655, $60,716 and $21,934 for Messrs. Fontaine, DeMatteo and Morgan, respectively.

In addition, under the terms of his employment contract with EB, Mr. Morgan had the use of a car that was leased for him by EB. Mr. Morgan had the use of this car through April 2007. The operating costs associated with this car in fiscal 2006 were $22,068 and were included in the amount disclosed for Mr. Morgan in the perquisites column of the Summary Compensation Table. In addition, as discussed above, until the time that his spouse relocates to Texas, Mr. Morgan is entitled to receive two round-trip first class airfares per month for flights between Texas and Pennsylvania. These airfare costs amounted to $5,738 in fiscal 2006 and were included in the amount disclosed for Mr. Morgan in the perquisites column of the Summary Compensation Table.

None of the named executive officers receives any other compensation or benefits which would be defined as perquisites.

Tax and Accounting Implications

Impact of Section 162(m) of the Internal Revenue Code.  The Compensation Committee has considered the potential impact of Section 162(m) of the Code, adopted under the Revenue Reconciliation Act of 1993. This section disallows a tax deduction for any publicly held corporation, for individual compensation exceeding $1,000,000 in any taxable year paid to its chief executive officer or any of its four other highest paid officers unless (i) the compensation is payable solely on account of the attainment of performance goals, (ii) the performance goals are determined by a committee of two or more outside directors, (iii) the material terms under which compensation is to be paid are disclosed to and approved by stockholders and (iv) the determining committee certifies that the performance goals were met. Because it is in the best interests of the Company to qualify to the maximum extent possible the compensation of its executives for deductibility under applicable tax laws, the Company obtained stockholder approval in June 2006 for the Supplemental Compensation Plan, which provides for the payment of compensation in compliance with the above guidelines.

Accounting for Stock-Based Compensation.  In December 2004, the Financial Accounting Standards Board issued SFAS 123(R). This Statement requires companies to expense the estimated fair value of stock options and similar equity instruments issued to employees in its financial statements. The Company adopted the provisions of SFAS 123(R) beginning on the first day of fiscal 2006. Under SFAS 123(R), the Company records stock-based compensation expense based on the grant-date fair value estimated in accordance with the original provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, and previously presented in the pro forma footnote disclosures, for all options granted prior to, but not vested as of, the adoption date. In addition, the Company records compensation expense for the share-based awards issued after the adoption date in accordance with SFAS 123(R). In fiscal 2006, the Company incurred the following stock-based compensation costs for the named executive officers:

Executive Officer	Amount

R. Richard Fontaine	$1,614,550
Daniel A. DeMatteo	$1,614,550
Steven R. Morgan	$651,393
David W. Carlson	$822,560
Ronald Freeman	$644,193

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with members of the Company’s management. Based on such review and discussions and relying thereon, we have recommended to the Company’s board of directors that the Compensation Discussion and Analysis set forth above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2007 and in this Proxy Statement.

Compensation Committee

Gerald R. Szczepanski, Chair
Jerome L. Davis
Edward A. Volkwein

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has the responsibility for reviewing and approving transactions with related parties or persons. All of the transactions and relationships described below took place or were in place prior to fiscal 2006.

Agreements With Barnes & Noble

In connection with the consummation of Historical GameStop’s initial public offering in February 2002, Historical GameStop entered into various agreements with Barnes & Noble relating to its relationship with Barnes & Noble following the completion of its initial public offering. The terms of these agreements remain binding on the Company following the mergers.

Separation Agreement

Historical GameStop entered into a “separation agreement” with Barnes & Noble, which governs our respective rights and duties with respect to Historical GameStop’s initial public offering and the distribution by Barnes & Noble to its stockholders of Barnes & Noble’s shares of GameStop Class B Common Stock (which is referred to as the “spin-off”), completed November 12, 2004. The separation agreement contains covenants designed to protect the intended tax-free nature of the spin-off.

Under the separation agreement, Historical GameStop agreed not to take certain actions without the approval of Barnes & Noble or the satisfaction of certain procedures. These actions include:

•	until two years after the spin-off, entering into or permitting any transaction or series of transactions which would result in a person or persons acquiring or having the right to acquire shares of Historical GameStop’s capital stock that would comprise 50% or more of either the value of all outstanding shares of the capital stock or the total combined voting power of the outstanding voting stock; and

•	until two years after the spin-off, liquidating, disposing of, or otherwise discontinuing the conduct of any portion of Historical GameStop’s active trade or business.

Historical GameStop generally agreed to indemnify Barnes & Noble and its affiliates against any and all tax-related losses incurred by Barnes & Noble in connection with any proposed tax assessment or tax controversy with respect to the spin-off to the extent caused by any breach by Historical GameStop of any of its representations, warranties or covenants made in the separation agreement. The two-year period specified in the separation agreement has expired. The Company remains affiliated with Barnes & Noble through Mr. Riggio, one of our directors, who is Chairman of the Board of Directors of Barnes & Noble.

Insurance Agreement

Historical GameStop entered into an “insurance agreement” with Barnes & Noble, pursuant to which we participated in Barnes & Noble’s worker’s compensation, property and general liability and directors’ and officers’ liability insurance programs. We reimbursed Barnes & Noble for our pro rata share of the cost of providing these insurance programs.

The insurance agreement terminated in part on May 1, 2005 and in full on June 1, 2005, at which time Historical GameStop procured its own insurance. Although we now have our own insurance coverage, costs will likely continue to be incurred by Barnes & Noble on insurance claims which were incurred under its programs prior to June 2005 and any such costs applicable to insurance claims against us will be allocated to the Company. In fiscal 2006, Barnes & Noble charged us approximately $812,000 for such costs.

Operating Agreement

Historical GameStop entered into an “operating agreement” with Barnes & Noble, pursuant to which we operate the existing video game departments in ten Barnes & Noble stores. We pay Barnes & Noble a licensing fee equal to 7.0% of the aggregate gross sales of each such department. In fiscal 2006, Barnes & Noble charged us approximately $996,000 in connection with our operation of such departments in Barnes & Noble stores.

The operating agreement will remain in force unless terminated:

•	by mutual agreement of us and Barnes & Noble;

•	automatically, in the event that we no longer operate any department within Barnes & Noble’s stores;

•	by us or Barnes & Noble, with respect to any department, upon not less than 30 days prior notice;

•	by Barnes & Noble because of an uncured default by us;

•	automatically, with respect to any department, if the applicable store lease in which we operate that department expires or is terminated prior to its expiration date; or

•	automatically, in the event of the bankruptcy or a change in control of either us or Barnes & Noble.

Tax Disaffiliation Agreement

Historical GameStop entered into a “tax disaffiliation agreement” with Barnes & Noble which governs the allocation of federal, state, local and foreign tax liabilities and contains agreements with respect to other tax matters arising prior to and after the date of Historical GameStop’s initial public offering. The tax disaffiliation agreement became effective at the time of the initial public offering and, among other things, sets forth the procedures for amending returns filed prior to the date of the initial public offering, tax audits and contests and record retention. In general, we are responsible for filing and paying our separate taxes for periods after the initial public offering and Barnes & Noble is responsible for filing and paying its separate taxes for periods after the initial public offering. In general, with respect to consolidated or combined returns that include Barnes & Noble and Historical GameStop prior to our initial public offering, Barnes & Noble is responsible for filing and paying the related tax liabilities and will retain any related tax refunds.

Under the tax disaffiliation agreement, without the prior written consent of Barnes & Noble, we may not amend any tax return for a period in which we were a member of Barnes & Noble’s consolidated tax group. Barnes & Noble has the sole right to represent the interests of its consolidated tax group, including us, in any tax audits, litigation or appeals that involve, directly or indirectly, periods prior to the time that we ceased to be a member of their consolidated tax group (the date of the offering), unless we are solely liable for the taxes at issue and any redetermination of taxes would not result in any additional tax liability or detriment to any member of Barnes & Noble’s consolidated tax group. In addition, we and Barnes & Noble have agreed to provide each other with the cooperation and information reasonably requested by the other in connection with the preparation or filing of any amendment to any tax return, the determination and payment of any amounts owed relating to periods prior to the date of the offering and in the conduct of any tax audits, litigation or appeals.

We and Barnes & Noble have agreed to indemnify each other for tax or other liabilities resulting from the failure to pay any taxes required to be paid under the tax disaffiliation agreement, tax or other liabilities resulting from negligence in supplying inaccurate or incomplete information or the failure to cooperate with the preparation of any tax return or the conduct of any tax audits, litigation or appeals. The tax disaffiliation agreement requires us to retain records, documents and other information necessary for the audit of tax returns relating to periods prior to the date we ceased to be a member of Barnes & Noble’s consolidated tax group and to provide reasonable access to Barnes & Noble with respect to such records, documents and information.

Other Transactions and Relationships

In October 2004, Historical GameStop’s board of directors authorized a repurchase of Class B Common Stock held by Barnes & Noble. Historical GameStop repurchased 12,214,000 shares of its Class B Common Stock at a price equal to $9.13 per share for aggregate consideration of $111.5 million. The repurchase price per share was determined by using a discount of 3.5% on the last reported trade of Historical GameStop’s Class A Common Stock on the NYSE prior to the time of the transaction. Historical GameStop paid $37.5 million in cash and issued a promissory note in the principal amount of $74.0 million, payable in installments over three years and bearing interest at 5.5% per annum, payable when principal installments are due. The Company made principal payments of $37.5 million, $12.2 million and $12.2 million on the promissory note as scheduled in January 2005, October 2005 and October 2006, respectively. Interest expense on the promissory note for fiscal 2006 totaled $1.1 million.

In May 2005, we entered into an arrangement with Barnes & Noble under which www.gamestop.com is the exclusive specialty video game retailer listed on www.bn.com, Barnes & Noble’s e-commerce site. Under the terms of this agreement, the Company pays a fee to Barnes & Noble for sales of video game or PC entertainment products sold through www.bn.com. For fiscal 2006, the fee to Barnes & Noble totaled $348,000.

On November 2, 2002, EB sold its BC Sports Collectibles business to SCAC for cash and the assumption of lease related liabilities. The purchaser, SCAC, is owned by the family of James J. Kim, Chairman of EB at the time and currently one of the Company’s directors. The transaction was negotiated and approved by a committee of EB’s Board of Directors comprised solely of independent directors with the assistance of an investment banking firm engaged to solicit offers for the BC Sports Collectibles business. As EB remains contingently liable for the BC store leases, Mr. Kim has agreed to indemnify EB against any liabilities associated with these leases.

Michael N. Rosen, one of the Company’s directors, is a partner of Bryan Cave LLP, which is counsel to the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP (“BDO Seidman”) has been selected as the independent registered public accounting firm for the Company.

The independent accountants examine annual financial statements and provide other permissible non-audit and tax-related services for the Company. The Company and the Audit Committee have considered whether the non-audit services provided by BDO Seidman are compatible with maintaining the independence of BDO Seidman in its audit of the Company and are not considered prohibited services under the Sarbanes-Oxley Act of 2002.

Audit Fees.  In fiscal 2006, the professional services of BDO Seidman totaled $2,230,229 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, audit-related consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting. Included in the fees above were $177,148 of non-recurring audit charges related to the merger. In fiscal 2005, the professional services of BDO Seidman totaled $2,025,066 for the audit of the Company’s annual financial statements, for reviews of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q filed with the SEC, consultation concerning financial accounting and reporting standards and for the audit of the Company’s internal control over financial reporting. Included in the fees above were merger-related fees of $410,386 for the audit of the merger date opening balance sheet of EB, $156,910 in connection with the issuance of the Senior Notes and Senior Floating Rate Notes used to finance the mergers and $253,462 in connection with the filing of the joint proxy statement — prospectus on Form S-4 and other filings in connection with the mergers.

Audit-Related Fees.  In both fiscal 2006 and fiscal 2005, the Company paid BDO Seidman $9,000 for services in respect of employee benefit plan audits.

Tax Fees.  In fiscal 2006, the Company paid BDO Seidman $387,544 for tax-related services. In fiscal 2005, the Company paid BDO Seidman $36,075 for tax-related services. Tax-related services included professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  The Company did not pay BDO Seidman any other fees in fiscal 2006 or fiscal 2005.

Pre-approval Policies and Procedures.  The Audit Committee Charter adopted by the board of directors of the Company requires that, among other things, the Audit Committee pre-approve the rendering by the Company’s independent auditor of all audit and permissible non-audit services. Accordingly, as part of its policies and procedures, the Audit Committee considers and pre-approves any such audit and permissible non-audit services on a case-by-case basis. The Audit Committee approved all of the services provided by BDO Seidman referred to above.

AUDIT COMMITTEE REPORT ON THE FISCAL YEAR ENDED FEBRUARY 3, 2007

Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm, BDO Seidman, reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards generally accepted in the United States. BDO Seidman also reports on management’s assessment of internal control over financial reporting based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. BDO Seidman has full access to the Audit Committee and meets with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, generally with and without management being present, to discuss appropriate matters. BDO Seidman discussed its audit of the Company’s financial statements and its report on management’s assessment of internal control over financial reporting with management and the Audit Committee.

The Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended February 3, 2007 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the Company’s unaudited interim financial statements prepared for each quarter of fiscal 2006 and filed with the SEC on Form 10-Q;

•	its review of the Company’s disclosure committee practices in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the audited consolidated financial statements;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the Company’s financial statements were prepared in accordance with generally accepted accounting principles;

•	its discussions with outside legal counsel regarding contingent liabilities;

•	its receipt of written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and

•	its discussions with the independent auditors regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters.

The Audit Committee also recommended to the board of directors that the independent registered public accounting firm of BDO Seidman be appointed as the Company’s auditors for the fiscal year ending February 2, 2008.

Audit Committee

Stephanie M. Shern, Chair
Gerald R. Szczepanski
Edward A. Volkwein

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND
RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN

PROPOSAL 2

The board of directors has approved, subject to the approval of the Company’s stockholders, the amendment and restatement of the Amended and Restated GameStop Corp. 2001 Incentive Plan (the “Incentive Plan”), that (i) increases the maximum number of shares that may be the subject of awards from 40,000,000 to 43,500,000 shares, with the additional 3,500,000 shares to be used only for the grant of options to purchase shares of our Common Stock, (ii) prohibits the reduction of the exercise price of outstanding options, prohibits the issuance of new awards in exchange for cancellations of outstanding awards and prohibits the buyout of outstanding underwater options for cash without stockholder approval and (iii) amends certain other provisions, including provisions relating to recent changes in law.

In order to facilitate approval of this proposal, the board of directors has committed that for fiscal years 2007, 2008, and 2009, GameStop’s prospective three-year average burn rate with respect to the Company’s equity awards will not exceed the greater of two percent of the Company’s shares outstanding or the mean of its Global Industry Classification Standards Peer Group (2550-Retailing). The burn rate will be calculated as (i) the number of shares granted in each fiscal year by the Company and reported in our periodic reports filed with the SEC, including stock options and restricted stock, divided by (ii) the fiscal year end basic shares outstanding. For purposes of calculating the number of shares granted in a year, stock awards will count as equivalent to (1) 1.5 option shares, if our annual stock price volatility is 53% or higher, (2) two option shares if our annual stock price volatility is between 25% and 52%, and (3) four option shares if our annual stock price volatility is less than 25%.

The following is a summary of the Incentive Plan. This summary is qualified in all respects by reference to the full text of the Incentive Plan included herein as Appendix A.

General.  The Incentive Plan provides for the grant of options to key officers, employees, consultants, advisors and directors of our company, our subsidiaries and affiliates selected from time to time by our Compensation Committee. The purpose of the Incentive Plan is to assist us in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees who will contribute to our success and to achieve long-term objectives which will inure to the benefit of all our stockholders through the additional incentive inherent in the ownership of our Common Stock. Awards under the Incentive Plan may take the form of stock options, including corresponding share appreciation rights (SARs), restricted stock awards and other share-based awards.

Options available and outstanding.  As of May 4, 2007, a total of 14,630,000 shares of Common Stock are currently subject to outstanding options and 1,366,000 are subject to non-vested restricted stock grants, for a total overhang of 15,996,000 shares. The 14,630,000 shares subject to outstanding options have a weighted average exercise price of $10.60 and a weighted average remaining term of 6.4 years. There are 1,853,000 shares available for future grant under the Incentive Plan. Shares are counted against the maximum number of authorized shares only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award is satisfied by tendering shares, or if a SAR is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the Incentive Plan.

Incentive Plan Administration.  Our Compensation Committee administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Compensation Committee has authority, in its sole discretion, to grant awards under the Incentive Plan, to interpret the provisions of the Incentive Plan and, subject to the requirements of applicable law, to prescribe, amend, and rescind rules and regulations relating to the Incentive Plan or any award there under as it may deem necessary or advisable. The Compensation Committee may alter, amend, suspend or terminate the Incentive Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law, including Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which shares are listed or quoted; provided that the Compensation Committee may not amend the Incentive Plan to increase the number of shares that may be the subject of options under the Incentive Plan without the approval of our stockholders. In addition, except to the extent necessary to avoid the imposition of additional tax or interest under Section 409A of the Code, no amendment to, or termination of, the Incentive Plan shall in any way impair the rights of an optionee or a participant under any award previously granted without such optionee’s or participant’s consent.

Options.  The Incentive Plan permits the granting of “incentive stock options” meeting the requirements of Section 422 of the Code, and “nonqualified stock options” that do not meet such requirements. The term of each option is determined by the Compensation Committee and shall not exceed ten years after the date of grant unless approved by the Company’s stockholders. Options may also be subject to restrictions on exercise, such as exercise in periodic installments, as determined by the Compensation Committee. In general, the exercise price for options must be at least equal to 100% of the fair market value of the shares on the date of the grant. The Incentive Plan requires the fair market value to be the average of the high and low price of the common stock for the last day on which a reported sale occurred immediately preceding the date as of which the fair market value is being determined, as reported on the principle securities exchange on which the Company’s Common Stock is traded. The exercise price can be paid in cash, or if approved by the Compensation Committee, by tendering shares owned by the participant, by delivery of a promissory note (for participants other than the executive officers named in the summary compensation table or directors), or any combination of the foregoing. Options are not transferable except by will or the laws of descent and distribution and may generally be exercised only by the participant (or his guardian or legal representative) during his or her lifetime; provided, however, the nonqualified stock options may, under certain circumstances, be transferable to family members and trusts for the benefit of the participant or his family members.

Share Appreciation Rights.  The Incentive Plan provides that the Compensation Committee may grant SARs in connection with the grant of options. Each SAR must be associated with a specific option and must be granted at the time of grant of such option. A SAR is exercisable only to the extent the related option is exercisable. Upon the exercise of a SAR, the recipient is entitled to receive from us up to, but no more than, an amount in cash or shares equal to the excess of (i) the fair market value of one share on the date of such exercise over (ii) the exercise price of any related option, multiplied by the number of shares in respect of which such SAR shall have been exercised. Upon the exercise of a SAR, the related option, or the portion thereof in respect of which such SAR is exercised, will terminate. Upon the exercise of an option granted in tandem with a SAR, such tandem SAR will terminate.

Reload Options.  The Compensation Committee may grant, concurrently with the award of any option, a reload option to purchase for cash or shares a number of shares equal to (i) the number of shares delivered by the participant to us to exercise the underlying option and (ii) the number of shares used to satisfy any tax withholding requirement incident to the exercise of the underlying option. Although an underlying option may be an incentive stock option, a reload option is not intended to qualify as an incentive stock option. A reload option will have the same expiration date as the underlying option and an exercise price equal to the fair market value of the shares on the date the underlying option is exercised. A reload option is exercisable six months from the date of grant.

Restricted Stock.  The Compensation Committee may award restricted shares under the Incentive Plan. Restricted shares give a participant the right to receive shares subject to a risk of forfeiture based upon certain conditions. The forfeiture restrictions on the shares may be based upon performance standards, length of service or other criteria as the Compensation Committee may determine. Until all restrictions are satisfied, lapsed or waived, we will maintain custody over the restricted shares but the participant will be able to vote the shares and will be entitled to all distributions paid with respect to the shares, as provided by the Compensation Committee. During such restrictive period, the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Upon termination of employment, the participant forfeits the right to the shares to the extent the applicable performance standards, length of service requirements, or other measurement criteria have not been met.

Stock Purchase Awards.  The Incentive Plan also permits the grant of stock purchase awards. Participants, other than executive officers and directors of the Company, who are granted a stock purchase award are provided with a loan to enable them to pay the purchase price for the shares acquired pursuant to the award. The Compensation Committee will determine the term of a stock purchase loan. The purchase price of shares acquired with a stock purchase loan is the price equal to the fair market value on the date of the award. The Incentive Plan provides that up to 100% of the stock purchase loan may be forgiven over the loan term subject to such terms and conditions as the Compensation Committee shall determine, provided that the participant has not resigned as an employee of our company. At the end of the loan term, the unpaid balance of the stock purchase loan will be due and payable. The Compensation Committee will determine the interest rate, if any, on a stock purchase loan. Stock purchase loans will be secured by a pledge to us of the shares purchased pursuant to the stock purchase award and such loans will be recourse or non-recourse as determined by the Compensation Committee.

Antidilution Provisions.  The Incentive Plan requires the Compensation Committee to adjust the number of shares authorized to be issued under the Incentive Plan and subject to outstanding awards (and the grant or exercise price thereof) to prevent dilution or enlargement of rights in the event of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, the issuance of warrants or other rights to purchase shares or other securities, or other similar capitalization change.

Limitations on Awards.  The Incentive Plan prohibits the reduction of the exercise price of outstanding options, prohibits the issuance of new awards in exchange for cancellations of outstanding awards and prohibits the buyout of outstanding underwater options for cash without stockholder approval.

Termination and Amendment.  The Incentive Plan will terminate by its terms and without any action by the board of directors in 2011. No awards may be made after that date. Awards outstanding on such termination date will remain valid in accordance with their terms.

Treatment of Awards Upon a Change in Control, Termination and Related Transactions.  One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant, such as the employment agreements with certain of our executive officers, providing for different terms or provisions with respect to such awards upon a “change in control” of the Company (as the term may be defined in such written agreements) or termination of employment of a participant, subject to certain conditions, provided, that such written agreement may not increase the maximum amount of such awards.

Certain Federal Income Tax Consequences of The Incentive Plan.  The following is a brief summary of the principal federal income tax consequences of awards under the Incentive Plan. The summary is based upon current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

A participant does not recognize taxable income either at the time of grant or at the time of exercise of an incentive stock option. However, upon exercise, the difference between the fair market value of the shares and the exercise price is treated as an item of tax adjustment for purposes of the alternative minimum tax. If a participant does not dispose of shares acquired through the exercise of an incentive stock option in a “disqualifying disposition” (i.e., no disposition occurs within two years from the date of grant of the incentive stock option nor within one year of the transfer of the shares to the participant), then the participant will be taxed only upon the gain, if any, from the sale of such shares, and such gain will be taxable as gain from the sale of a capital asset.

The Company will not receive any tax deduction on the exercise of an incentive stock option or, if the above holding period requirements are met, on the sale of the underlying shares. If there is a disqualifying disposition (i.e., one of the holding period requirements is not met), the participant will be treated as receiving compensation subject to ordinary income tax in the year of the disqualifying disposition and the Company will be entitled to a deduction for compensation expense in an amount equal to the amount included in income by the participant. The participant generally will be required to include in income an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

If nonqualified stock options are granted to a participant, there are no federal income tax consequences at the time of grant. Upon exercise of the option, the participant must report as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will receive a tax deduction in like amount. Any appreciation in value after the time of exercise will be taxed as capital gain and will not result in any deduction by the Company.

No income will be realized by the participant in connection with the grant of any SAR. The participant must include in ordinary income the amount of cash received and the fair market value on the exercise date of any shares received upon the exercise of a SAR. The Company will be entitled to a deduction equal to the amount included in such participant’s income by reason of the exercise of any SAR.

The receipt of a reload option by a holder of an incentive stock option or a nonqualified stock option who pays the exercise price in full or in part with previously acquired shares should not affect the tax treatment of the exercise of such incentive stock option or nonqualified stock option (including the amount of ordinary income, if any, recognized upon exercise). A participant will not recognize taxable income at the time a reload option is granted (except for any income recognized upon the exercise of a nonqualified stock option at the time of grant of the reload option). A reload option will constitute a nonqualified stock option for federal income tax purposes and will be taxed as such in the manner set forth above.

Except as described in the following paragraph, a grant of restricted shares does not constitute a taxable event for either a participant or the Company. However, the participant will be subject to tax, at ordinary income rates, based on the fair market value of the shares when they are no longer subject to a substantial risk of forfeiture or they become transferable. The Company will be entitled to take a commensurate deduction at that time.

A participant may elect to recognize taxable ordinary income at the time restricted shares are awarded in amount equal to the fair market value of the shares at the time of grant, determined without regard to any forfeiture restrictions. Any such election must be filed with the Internal Revenue Service and the Company within 30 days following the date of grant and must be filed with the federal income tax return for the taxable year in which such award occurs. If such an election is made, the Company will be entitled to a deduction at that time in the same amount. Future appreciation on the shares will be taxed at the capital gains rate when the shares are sold. However, if, after making such an election, the shares are forfeited, the participant will be unable to claim a deduction.

A participant who receives a stock purchase award incurs no tax liability and the Company does not receive any deduction at the time shares are acquired through a stock purchase award. However, to the extent the stock purchase loan is forgiven, the participant will be required to recognize income in an amount equal to the forgiven portion of the loan. The Company will be entitled to take a commensurate deduction at such time. In general, stated interest paid or accrued on a stock purchase loan will be taxable income to the Company, and may or may not be deductible by the participant. In general, to the extent a stock purchase loan does not state adequate interest, interest may be imputed resulting in a participant recognizing compensation income; however, where a participant is a current employee, he should have a commensurate interest expense (which may or may not be deductible by the participant).

Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement (a Covered Employee). The limitation on deductions does not apply to certain types of compensation, including performance-based compensation. It is intended that awards under the Incentive Plan made to Covered Employees in the form of options, restricted share awards, SARs and cash payments under annual incentive awards will constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation, but no assurance can be made in this regard.

Section 409A of the Code imposes additional tax and interest charges on service providers who receive certain deferred compensation that does not meet the requirements of Section 409A. It is intended that awards under the Incentive Plan meet the requirements of Section 409A, but no assurance can be made in this regard.

Awards made to participants under the Incentive Plan may be subject to federal, state and local income tax withholding obligations and the Company complies with any requirements to withhold such taxes.

ERISA Status.  The Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Securities Authorized for Issuance under Equity Compensation Plans

Information for our equity compensation plans, consisting solely of the Incentive Plan, in effect as of February 3, 2007 is as follows:

			Number of Securities
			Remaining Available
			for Future Issuance
		Weighted-Average	Under Equity
	Number of Securities to	Exercise Price of	Compensation
	be Issued Upon Exercise	Outstanding	Plans (Excluding
	of Outstanding Options,	Options, Warrants	Securities Reflected
	Warrants and Rights	and Rights	in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	19,337,000	$8.64	3,621,000
Equity compensation plans not approved by security holders	0	not applicable	0

Total	19,337,000	$8.64	3,621,000

Subsequent to February 3, 2007, an additional 939,000 options to purchase our Common Stock at an exercise price of $26.68 per share and 956,000 shares of restricted stock were granted under the Incentive Plan. These options and restricted shares vest in equal annual increments over three years and the options expire on February 8, 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED GAMESTOP CORP. 2001 INCENTIVE PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3

The board of directors has appointed the firm of BDO Seidman, which firm was engaged as independent certified public accountants for the fiscal year ended February 3, 2007, to audit the financial statements of the Company for the fiscal year ending February 2, 2008. A proposal to ratify this appointment is being presented to the stockholders at the Meeting. A representative of BDO Seidman will be present at the Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION. PROXIES SOLICITED HEREBY WILL BE VOTED FOR THE PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of Common Stock of the Company with the SEC. Executive officers, directors and greater than ten-percent stockholders are required to furnish the Company with copies of all such forms they file.

To the Company’s knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required, all filing requirements applicable to the Company’s executive officers, directors and greater than ten-percent stockholders were complied with.

OTHER MATTERS

The Company does not intend to present any other business for action at the Meeting and does not know of any other business intended to be presented by others. If any matters other than the matters described in the Notice of Annual Meeting of Stockholders and this Proxy Statement should be presented for stockholder action at the Meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

Proxy Solicitation.  To assist in the solicitation of proxies, the Company has retained Georgeson Shareholder Communications, Inc. for a fee not to exceed $10,000 plus reimbursement of expenses. Solicitation may also be made personally, by telephone, by telegraph or by mail by officers and employees of the Company who will not be additionally compensated therefor. The Company and its proxy solicitor may request persons such as banks, brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and request authority for the execution of the proxy. The Company will reimburse such persons for their expenses in so doing. The Company is bearing all costs of this solicitation.

Financial and Other Information.  The Company’s Annual Report for the fiscal year ended February 3, 2007, including financial statements, is being sent to stockholders together with this Proxy Statement.

Stockholder Proposals.  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2008 must be received by the Secretary, GameStop Corp., 625 Westport Parkway, Grapevine, Texas 76051, no later than January 24, 2008.

In addition, the Company’s Bylaws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, such stockholder must give written notice to the Secretary of the Company not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder must be given not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice must contain the proposing stockholder’s record name and address, and the class and number of shares of the Company which are beneficially owned by such stockholder. Such notice must also contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the proposing stockholder in such business.

STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By Order of the Board of Directors

R. Richard Fontaine
Chairman

May 29, 2007

Appendix A

SECOND AMENDED AND RESTATED
GAMESTOP CORP.
2001 INCENTIVE PLAN

GAMESTOP CORP., a Delaware corporation (the “Company”), has adopted the Gamestop Corp. 2001 Incentive Plan (the “Plan”) which has been previously amended and restated. The Company hereby amends and restates the Plan effective as of          , 2007 to read as follows:

RECITALS

WHEREAS, the Company desires to encourage high levels of performance by those individuals who are key to the success of the Company or any parent, subsidiary or affiliate of the Company, to attract new individuals who are highly motivated and who will contribute to the success of the Company and to encourage such individuals to remain as officers, employees, consultants, advisors and/or directors of the Company and its parent, subsidiaries and affiliates by increasing their proprietary interest in the Company’s growth and success.

WHEREAS, to attain these ends, the Company has formulated the Plan embodied herein to authorize the granting of incentive awards through grants of options to purchase shares (“Options”), grants of share appreciation rights, grants of Share Purchase Awards (hereafter defined), grants of Restricted Share Awards (hereafter defined), or any other award made under the Plan to those persons (each such person a “Participant”) whose judgment, initiative and efforts are, have been, or are expected to be responsible for the success of the Company or any parent, subsidiary or affiliate of the Company.

NOW, THEREFORE, the Company hereby constitutes, establishes and adopts the following Plan and agrees to the following provisions:

ARTICLE 1.

PURPOSE OF THE PLAN

1.1.  Purpose.  The purpose of the Plan is to assist the Company or any parent, subsidiary or affiliate of the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors, and employees of the Company or any parent, subsidiary or affiliate of the Company who will contribute to the Company’s success and to achieve long-term objectives which will inure to the benefit of all shareholders of the Company through the additional incentive inherent in the ownership of the Company’s Class A Common Stock, par value $.001 per share (the “Shares”). Options granted under the Plan will be either “incentive stock options,” intended to qualify as such under the provisions of section 422 of the Internal Revenue Code of 1986, as from time to time amended (the “Code”), or “nonqualified stock options.” For purposes of the Plan, the terms “subsidiary” and “parent” shall mean “subsidiary corporation” and “parent corporation,” respectively, as such terms are defined in sections 424(f) and 424(e) of the Code, and “affiliate” shall have the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Plan, the term “Award” shall include a grant of an Option, a grant of a share appreciation right, a grant of a Share Purchase Award, a grant of a Restricted Share Award, or any other award made under the terms of the Plan.

ARTICLE 2.

SHARES SUBJECT TO AWARDS

2.1.  Number of Shares.  Subject to the adjustment provisions of Section 9.9 hereof, the aggregate number of Shares which may be issued under Awards under the Plan, whether pursuant to Options, Share Purchase Awards, Restricted Share Awards or any other award under the Plan shall be 40,000,000 Shares, plus an additional 3,500,000 Shares which may be issued solely pursuant to Options. No Options to purchase fractional Shares shall be granted and no fractional shares shall be issued under the Plan. For purposes of this Section 2.1, the Shares that shall be counted toward such limitation shall include all Shares:

(1) issued or issuable pursuant to Options that have been or may be exercised;

(2) issued or issuable pursuant to Share Purchase Awards;

(3) issued as, or subject to issuance as a Restricted Share Award; and

(4) issued or issuable under any other award granted under the terms of the Plan.

2.2.  Shares Subject to Terminated Awards.  The Shares covered by any unexercised portions of terminated Options granted under Articles 4 and 6, Shares forfeited as provided in Section 8.2(a) and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards under the Plan, other than grants of Options intended to qualify as incentive stock options. In the event the purchase price of an Option is paid in whole or in part through the delivery of Shares, the number of Shares tendered for the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares subject to Options, or portions thereof, which have been surrendered in connection with the exercise of share appreciation rights shall not again be available for the grant of Awards under the Plan.

2.3.  Character of Shares.  Shares delivered under the Plan may be authorized and unissued Shares or Shares acquired by the Company, or both.

2.4.  Limitations on Grants to Individual Participant.  Subject to adjustments pursuant to the provisions of Section 9.9 hereof, the maximum number of Shares with respect to which Options or stock appreciation rights may be granted hereunder to any employee during any fiscal year of the Company shall be 4,500,000 Shares (the “Limitation”).

If an Option is canceled, the canceled Option shall continue to be counted toward the Limitation for the year granted. An Option (or a share appreciation right) that is repriced during any fiscal year is treated as the cancellation of the Option (or share appreciation right) and a grant of a new Option (or share appreciation right) for purposes of the Limitation for that fiscal year.

ARTICLE 3.

ELIGIBILITY AND ADMINISTRATION

3.1.  Awards to Employees, Directors and Others.  (a) Participants who receive Options under Articles 4 and 6 hereof (including share appreciation rights under Article 5) (“Optionees”), Share Purchase Awards under Article 7 or Restricted Share Awards or other Share-based awards under Article 8 (in either case, a “Participant”) shall consist of such key officers, employees, consultants, advisors and directors of the Company or any parent, subsidiary or affiliate of the Company as the Committee (hereinafter defined) shall select from time to time. The Committee’s designation of an Optionee or Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of an Optionee or Participant to receive Awards or grants under one portion of the Plan shall not require the Committee to include such Optionee or Participant under other portions of the Plan.

(b) No Option that is intended to qualify as an “incentive stock option” may be granted (x) to any individual that is not an employee of the Company or any parent, subsidiary or affiliate thereof, or (y) to any employee who, at the time of such grant, owns, directly or indirectly (within the meaning of Sections 422(b)(6) and 424(d) of the Code), shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any parent, subsidiary or affiliate of the Company, unless at the time of such grant, (i) the option price is fixed at not less than 110% of the Fair Market Value (as defined below) of the Shares subject to such Option, determined on the date of the grant, and (ii) the exercise of such Option is prohibited by its terms after the expiration of five years from the date such Option is granted.

3.2.  Administration.  (a) The Plan shall be administered by a committee (the “Committee”) consisting of not fewer than two directors of the Company (the directors of the Company being hereinafter referred to as the “Directors”), as designated by the Directors. The Directors may remove from, add members to, or fill vacancies in the Committee. Unless otherwise determined by the Directors, each member of the Committee is intended to be a “Non-Employee Director” within the meaning of Rule 16b-3 (or any successor rule) of the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and the regulations thereunder.

Any Award to a member of the Committee shall be on terms consistent with Awards made to other Directors who are not members of the Committee and who are not employees, except where the Award is approved or ratified by the Compensation Committee (excluding persons who are also members of the Committee) of the Board of Directors of the Company.

(b) The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it may deem appropriate for the conduct of meetings and proper administration of the Plan. All actions of the Committee shall be taken by majority vote of its members. The Committee is also authorized, subject to the provisions of the Plan, to make provisions in various Awards pertaining to a “change of control” of the Company and to amend or modify existing Awards.

(c) Subject to the provisions of the Plan, the Committee shall have authority, in its sole discretion, to interpret the provisions of the Plan and any Award thereunder and, subject to the requirements of applicable law, including Rule 16b-3 of the Exchange Act, to prescribe, amend, and rescind rules and regulations relating to the Plan or any Award thereunder as it may deem necessary or advisable. All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors and employees, and Plan participants and beneficiaries.

3.3.  Designation of Consultants/Liability.  (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to Section 3.3(a) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law and to the extent not covered by insurance, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE 4.

OPTIONS

4.1.  Grant of Options.  The Committee shall determine, within the limitations of the Plan, those key officers, employees, consultants, advisors and Directors of the Company or any parent, subsidiary or affiliate of the Company to whom Options are to be granted under the Plan, the number of Shares that may be purchased under each such Option, the option price and other terms of each such Option, and shall designate such Options at the time of the grant as either “incentive stock options” or “nonqualified stock options”; provided, however, that Options granted to employees of an affiliate (that is not also a parent or a subsidiary) or to non-employees of the Company may only be “nonqualified stock options.”

All Options granted pursuant to this Article 4 and Article 6 herein shall be authorized by the Committee and shall be evidenced in writing by share option agreements (“Share Option Agreements”) in such form and containing such terms and conditions as the Committee shall determine that are not inconsistent with the provisions of the Plan, and, with respect to any Share Option Agreement granting Options that are intended to qualify as “incentive stock options,” are not inconsistent with Section 422 of the Code. The granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article 4 and Article 6 herein may hold more than one Option granted pursuant to such Articles at the same time and may hold both “incentive stock options” and “nonqualified stock options” at the same time. To the extent that any Option does not qualify as an “incentive stock option” (whether because of its provisions, the time or manner of its exercise or otherwise) such Option or the portion thereof which does not so qualify shall constitute a separate “nonqualified stock option.”

4.2.  Option Price.  Subject to Section 3.1(b), the option exercise price per each Share purchasable under any Option granted under the Plan shall not be less than 100% of the Fair Market Value (as hereinafter defined) of such Share on the date of the grant of such Option.

4.3.  Other Provisions.  (a) Options granted pursuant to this Article 4 shall be made in accordance with the terms and provisions of Article 9 hereof and any other applicable terms and provisions of the Plan.

(b) Subject to Section 9.9, the Option exercise price per Share may not be decreased after the Option has been granted, unless otherwise approved by the Company’s stockholders.

(c) No Option may be cancelled in exchange for cash at the time the exercise price per Share is greater than the fair market value per Share of the underlying Shares, unless otherwise approved by the Company’s stockholders.

ARTICLE 5.

SHARE APPRECIATION RIGHTS

5.1.  Grant and Exercise.  Share appreciation rights may be granted in conjunction with all or part of any Option granted under the Plan provided such rights are granted at the time of the grant of such Option. A “share appreciation right” is a right to receive cash or whole Shares, as provided in this Article 5, in lieu of the purchase of a Share under a related Option. A share appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, and a share appreciation right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until, and then only to the extent that, the exercise or termination of the related Option exceeds the number of Shares not covered by the share appreciation right. A share appreciation right may be exercised by the holder thereof (the “Holder”), in accordance with Section 5.2 of this Article 5, by giving written notice thereof to the Company and surrendering the applicable portion of the related Option. Upon giving such notice and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 5.2 of this Article 5. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related share appreciation rights have been exercised.

5.2.  Terms and Conditions.  Share appreciation rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Share appreciation rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of the Plan.

(b) Upon the exercise of a share appreciation right, a Holder shall be entitled to receive up to, but no more than, an amount in cash or whole Shares equal to the excess of the then Fair Market Value of one Share over the option exercise price per Share specified in the related Option multiplied by the number of Shares in respect of which the share appreciation right shall have been exercised. The Holder shall specify in his written notice of exercise, whether payment shall be made in cash or in whole Shares (unless otherwise provided in the agreement governing the share appreciation right). Each share appreciation right may be exercised only at the time and so long as a related Option, if any, would be exercisable or as otherwise permitted by applicable law.

(c) Upon the exercise of a share appreciation right, the Option or part thereof to which such share appreciation right is related shall be deemed to have been exercised for the purpose of the limitation of the number of Shares to be issued under the Plan, as set forth in Section 2.1 of the Plan.

(d) With respect to share appreciation rights granted in connection with an Option that is intended to be an “incentive stock option,” the following shall apply:

(i) No share appreciation right shall be transferable by a Holder otherwise than by will or by the laws of descent and distribution, and share appreciation rights shall be exercisable, during the Holder’s lifetime, only by the Holder.

(ii) Share appreciation rights granted in connection with an Option may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the option exercise price at which Shares can be acquired pursuant to the Option.

ARTICLE 6.

RELOAD OPTIONS

6.1.  Authorization of Reload Options.  Concurrently with the award of any Option (such Option hereinafter referred to as the “Underlying Option”) to any Participant in the Plan, the Committee may grant one or more reload options (each, a “Reload Option”) to such Participant to purchase for cash or Shares (held for at least six months or such other period to avoid accounting charges against the Company’s earnings) a number of Shares as specified below. A Reload Option shall be exercisable for an amount of Shares equal to (i) the number of Shares delivered by the Optionee to the Company to exercise the Underlying Option, and (ii) to the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the Underlying Option, subject to the availability of Shares under the Plan at the time of such exercise. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions consistent with this Article 6, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. Except as otherwise determined by the Committee, a Reload Option will vest and become exercisable six months after the exercise of an Underlying Option or Reload Option whereby the Participant delivers to the Company Shares held by the Optionee for at least six months in payment of the exercise price and/or tax withholding obligations. Notwithstanding the fact that the Underlying Option may be an “incentive stock option,” a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

6.2.  Reload Option Amendment.  Each Share Option Agreement shall state whether the Committee has authorized Reload Options with respect to the Underlying Option. Upon the exercise of an Underlying Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Share Option Agreement.

6.3.  Reload Option Price.  The option exercise price per Share deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the corresponding Underlying Option is exercised.

6.4.  Term and Exercise.  Except as otherwise determined by the Committee, each Reload Option vests and is fully exercisable six months after its grant (i.e., six months after the corresponding Underlying Option is exercised). The term of each Reload Option shall be equal to the remaining option term of the Underlying Option.

6.5.  Termination of Employment.  No additional Reload Options shall be granted to an Optionee when Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee’s employment unless the Committee, in its sole discretion, shall determine otherwise.

6.6.  Applicability of Other Sections.  Except as otherwise provided in this Article 6, the provisions of Article 9 applicable to Options shall apply equally to Reload Options.

ARTICLE 7.

SHARE PURCHASE AWARDS

7.1.  Grant of Share Purchase Award.  The term “Share Purchase Award” means the right to purchase Shares of the Company and to pay for such Shares through a loan made by the Company to the Participant (a “Purchase Loan”) as set forth in this Article 7. Unless otherwise permitted by law, no executive officer or director of the Company shall be eligible to receive a Share Purchase Award.

7.2.  Terms of Purchase Loans.  (a) Purchase Loan. Each Purchase Loan shall be evidenced by a promissory note. The term of the Purchase Loan shall be for a period of years, as determined by the Committee, and the proceeds of the Purchase Loan shall be used exclusively by the Participant for purchase of Shares from the Company at a purchase price equal to the Fair Market Value on the date of the Share Purchase Award.

(b) Interest on Purchase Loan.  A Purchase Loan shall be non-interest bearing or shall bear interest at whatever rate the Committee shall determine (but not in excess of the maximum rate permissible under applicable law), payable in a manner and at such times as the Committee shall determine. Those terms and provisions as the Committee shall determine shall be incorporated into the promissory note evidencing the Purchase Loan.

(c) Forgiveness of Purchase Loan.  Subject to Section 7.4 hereof, the Company may forgive the repayment of up to 100% of the principal amount of the Purchase Loan, subject to such terms and conditions as the Committee shall determine and set forth in the promissory note evidencing the Purchase Loan. A Participant’s Purchase Loan can be prepaid at any time, and from time to time, without penalty.

7.3.  Security for Loans.  (a) Stock Power and Pledge. Purchase Loans granted to Participants shall be secured by a pledge of the Shares acquired pursuant to the Share Purchase Award. Such pledge shall be evidenced by a pledge agreement (the “Pledge Agreement”) containing such terms and conditions as the Committee shall determine. The share certificates for the Shares purchased by a Participant pursuant to a Share Purchase Award shall be issued in the Participant’s name, but shall be held by the Company as security for repayment of the Participant’s Purchase Loan together with a stock power executed in blank by the Participant (the execution and delivery of which by the Participant shall be a condition to the issuance of the Share Purchase Award). Unless otherwise determined by the Committee, the Participant shall be entitled to exercise all rights applicable to such Shares, including, but not limited to, the right to vote such Shares and the right to receive dividends and other distributions made with respect to such Shares. When the Purchase Loan and any accrued but unpaid interest thereon has been repaid or otherwise satisfied in full, the Company shall deliver to the Participant the share certificates for the Shares purchased by a Participant under the Share Purchase Award. Purchase Loans shall be recourse or non-recourse with respect to a Participant, as determined by the Committee.

(b) Release and Delivery of Share Certificates During the Term of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for Shares purchased by a Participant pursuant to a Share Purchase Award, in such amounts and on such terms and conditions as the Committee shall determine, which shall be set forth in the Pledge Agreement.

(c) Release and Delivery of Share Certificates Upon Repayment of the Purchase Loan.  The Company shall release and deliver to each Participant certificates for the Shares purchased by the Participant under the Share Purchase Award and then held by the Company, provided the Participant has paid or otherwise satisfied in full the balance of the Purchase Loan and any accrued but unpaid interest thereon. In the event the balance of the Purchase Loan is not repaid, forgiven or otherwise satisfied within 90 days after (i) the date repayment of the Purchase Loan is due (whether in accordance with its term, by reason of acceleration or otherwise), or (ii) such longer time as the Committee, in its discretion, shall provide for repayment or satisfaction, the Company shall retain those Shares then held by the Company in accordance with the Pledge Agreement.

(d) Recourse Purchase Loans.  Notwithstanding Sections 7.3(a), (b) and (c) above, in the case of a recourse Purchase Loan, the Committee may make a Purchase Loan on such terms as it determines, including without limitation, not requiring a pledge of the acquired Shares.

7.4.  Termination of Employment.  (a) Termination of Employment by Death, Disability or by the Company Without Cause; Change of Control.  In the event of a Participant’s termination of employment by reason of death, “disability” or by the Company without “cause,” or in the event of a “change of control,” the Committee shall have the right (but shall not be required) to forgive the remaining unpaid amount (principal and interest) of the Purchase Loan in whole or in part as of the date of such occurrence. “Change of Control,” “disability” and “cause” shall have the respective meanings as set forth in the promissory note evidencing the Purchase Loan.

(b) Termination of Employment.  Subject to Section 7.4(a) above, in the event of a Participant’s termination of employment for any reason, the Participant shall repay to the Company the entire balance of the Purchase Loan and any accrued but unpaid interest thereon, which amounts shall become immediately due and payable, unless otherwise determined by the Committee.

7.5.  Restrictions on Transfer.  No Share Purchase Award or Shares purchased through such an Award and pledged to the Company as collateral security for the Participant’s Purchase Loan (and accrued and unpaid interest thereon) may be otherwise pledged, sold, assigned or transferred (other than by will or by the laws of descent and distribution).

ARTICLE 8.

SHARE AWARDS

8.1.  Restricted Share Awards.  (a) A grant of Shares made pursuant to Sections 8.1 and 8.2 is referred to as a “Restricted Share Award.” The Committee may grant to any Participant an amount of Shares in such manner, and subject to such terms and conditions relating to vesting, forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise) as the Committee shall establish (such Shares, “Restricted Shares”). The terms of any Restricted Share Award granted under this Plan shall be set forth in a written agreement (a “Restricted Share Agreement”) which shall contain provisions determined by the Committee and not inconsistent with this Plan. The provisions of Restricted Share Awards need not be the same for each Participant receiving such Awards.

(b) Issuance of Restricted Shares.  As soon as practicable after the date of grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company Shares registered in the name of the Company, as nominee for the Participant, evidencing the Restricted Shares covered by the Award; provided, however, such Shares shall be subject to forfeiture to the Company retroactive to the date of grant if a Restricted Share Agreement delivered to the Participant by the Company with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All Restricted Shares covered by Awards under this Article 8 shall be subject to the restrictions, terms and conditions contained in the Plan and the Restricted Share Agreement entered into by and between the Company and the Participant. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares shall be held in custody by the Company or its designee.

(c) Shareholder Rights.  Beginning on the date of grant of the Restricted Share Award and subject to execution of the Restricted Share Agreement as provided in Sections 8.1(a) and (b), unless the Restricted Share Agreement provides otherwise, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Restricted Share Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares and shall be represented by book entry and held as prescribed in Section 8.1(b).

(d) Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse or release of the restrictions applicable thereto.

(e) Delivery of Shares Upon Release of Restrictions.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 10.1, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more stock certificates for the appropriate number of Shares, free of all such restrictions, except for any restrictions that may be imposed by law.

8.2.  Terms of Restricted Shares.  (a) Forfeiture of Restricted Shares. Subject to Section 8.2(b), all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company as an employee (or Director, consultant or advisor, as the case may be) until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Restricted Share Agreement. The Committee in its sole discretion, shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award and the Committee has the discretion to modify the terms and conditions of a Restricted Share Award as long as the rights of the Participant are not impaired.

(b) Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article 8 to the contrary, the Committee may, in its sole discretion and subject to the limitations imposed under Code Section 162(m) and the Treasury Regulations thereunder in the case of a Restricted Share Award intended to comply with the performance-based compensation exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth at grant in any Restricted Share Agreement under appropriate circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) as determined by the Committee in its sole discretion and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

8.3.  Other Share-Based Awards.  The Committee is authorized to grant other Share-based awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or any parent, subsidiary or affiliate of the Company, share appreciation rights (in tandem with Options), stock equivalent units, and Awards valued by reference to book value of Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of other Share-based awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or any parent, subsidiary or affiliate of the Company and/or the achievement of performance goals.

8.4.  Objective Performance Goals, Formulae or Standards.  If the grant of Restricted Shares or other Share-based awards or the lapse of restrictions or vesting of Restricted Shares or other Share-based awards is based on the attainment of performance goals, the Committee shall establish the performance goals and the applicable vesting percentage of the Restricted Share Award or other Share-based award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. With regard to a Restricted Share Award or other Share-based award that is intended to comply with Section 162(m) of the Code, to the extent any such provision would create impermissible discretion under Section 162(m) of the Code or otherwise violate Section 162(m) of the Code, such provision shall be of no force or effect. The applicable performance goals shall be based on one or more of the Performance Criteria set forth in Exhibit A hereto. Other performance goals may be used to the extent such goals satisfy Section 162(m) of the Code or the Award is not intended to satisfy the requirements of Section 162(m) of the Code.

8.5.  Annual Limitation on Grants of Shares.  Subject to adjustments pursuant to the provisions of Section 9.9 hereof, the maximum number of Shares subject to specified performance goals intended to satisfy the requirements of Section 162(m) of the Code and in accordance with Section 8.4 hereof that may be granted as Restricted Shares to any employee or subject to any other Share-based awards to any employee during any fiscal year of the Company shall be 4,500,000 Shares.

ARTICLE 9.

GENERALLY APPLICABLE PROVISIONS

9.1.  Option Period.  Subject to Section 3.1(b), the period for which an Option is exercisable shall be set by the Committee and shall not exceed ten years from the date such Option is granted unless approved by the Company’s stockholders. After the Option is granted, the option period may not be reduced, subject to expiration due to termination of employment.

9.2.  Fair Market Value.  If the Shares are listed or admitted to trading on a securities exchange registered under the Exchange Act, the “Fair Market Value” of a Share as of a specified date shall mean the average of the high and low price of the shares for the day immediately preceding the date as of which Fair Market Value is being determined (or if there was no sale on such date, on the last preceding date on which any reported sale occurred) reported on the principal securities exchange on which the Shares are listed or admitted to trading. If the Shares are not listed or admitted to trading on any such exchange but are traded in the over-the-counter market or traded on any similar system then in use, the Fair Market Value of a Share shall be the average of the high and low sales price for the day immediately preceding the date as of which the Fair Market Value is being determined (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) reported on such system. If the Shares are not listed or admitted to trading on any such exchange and are not traded in the over-the-counter market or traded on any similar system then in use, but are quoted on any similar system then in use, the Fair Market Value of a Share shall be the average of the closing high bid and low asked quotations on such system for the Shares on the date in question. If the Shares are not publicly traded, Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

9.3.  Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Optionee thereof (or by his or her executors, administrators, guardian or legal representative, or by a Permitted Assignee, as provided in Sections 9.4, 9.6 and 9.7 hereof) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Committee, unless otherwise prohibited by law, by delivery of a promissory note in favor of the Company upon such terms and conditions as determined by the Committee, (iii) with the consent of Committee, by tendering previously acquired Shares (valued at their Fair Market Value, as determined by the Committee as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or (iv) if Shares are traded on a national securities exchange, the NASDAQ or quoted on a national quotation system sponsored by the National Association of Securities Dealers, Inc. and the Committee authorizes this method of exercise, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, or (v) with the consent of the Committee, any combination of (i), (ii), (iii) and (iv). In connection with a tender of previously acquired Shares pursuant to clause (iii) above, the Committee, in its sole discretion, may permit the Optionee to constructively exchange Shares already owned by the Optionee in lieu of actually tendering such Shares to the Company, provided that adequate documentation concerning the ownership of the Shares to be constructively tendered is furnished in a form satisfactory to the Committee. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. The Company shall, subject to Section 10.4 herein, effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. No person exercising an Option shall have any of the rights of a holder of Shares subject to an Option until certificates for such Shares shall have been issued following the exercise of such Option. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

9.4.  Non-Transferability.  Except as otherwise specifically provided herein, no Award shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution. All Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempt to transfer any Award, except as specifically provided herein, shall be void, and no such Award shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Award (other than (x) an Option that is intended to be an incentive stock option, (y) a share appreciation right covered by Section 5.2(d)(i) and (z) a Restricted Share Award) that is otherwise not transferable pursuant to this Section 9.4 is transferable to a Family Member (defined below) in whole or in part and in such circumstances, and under such conditions as specified by the Committee. An Award that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the Award agreement. “Family Member” means, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or as otherwise defined in Securities Act Form S-8.

9.5.  Termination of Employment.  Unless the Committee otherwise determines, in the event of the termination of employment with the Company or any parent, subsidiary or affiliate of the Company of an Optionee who is an employee or the termination or separation from service with the Company or any parent, subsidiary or affiliate of the Company of an advisor, consultant or a Director (who is an Optionee) for any reason (other than death or disability as provided below), any Option(s) granted to such Optionee (or its Permitted Assignee) under this Plan and not previously exercised or expired, to the extent vested on the date of such termination or separation, shall be exercisable as of such termination for a period not to exceed three months after the date of such termination or separation, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of 10 years from the date of grant or the original expiration date of the Option.

9.6.  Death.  In the event an Optionee dies while employed by the Company or any parent, subsidiary or affiliate of the Company or while serving as a Director, advisor or consultant of the Company or any parent, subsidiary of the Company, as the case may be, any Option(s) held by such Optionee (or its Permitted Assignee) and not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Optionee or by any person who acquired such Option by bequest or inheritance, or by the Permitted Assignee at any time within one year after the death of the Optionee, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of 10 years from the date of grant or the original expiration date of the Option.

9.7.  Disability.  In the event of the termination of employment with the Company or any parent, subsidiary or affiliate of the Company of an Optionee or separation from service with the Company or any parent, subsidiary or affiliate of the Company of an Optionee who is a Director, advisor or consultant of the Company or any parent, subsidiary or affiliate of the Company due to total disability, the Optionee, or his guardian or legal representative, or a Permitted Assignee shall have the unqualified right to exercise any Option that has not expired or been previously exercised and that the Optionee was eligible to exercise as of the first date of total disability (as determined by the Committee), at any time within one year after such termination or separation, unless earlier terminated pursuant to its terms, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of 10 years from the date of grant or the original expiration date of the Option. The term “total disability” shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

9.8.  Terms of Grant.  Notwithstanding anything in Section 9.5, 9.6 or 9.7 to the contrary, the Committee may grant an Option under such terms and conditions as may be provided in the Share Option Agreement given to the Optionee and, subject to Section 4.3(b), the Committee has the discretion to modify the terms and conditions of an Option after grant as long as no rights of the Participant are impaired, provided, however, that in no instance may the term of the Option, as so extended, exceed the lesser of 10 years from the date of grant or the original expiration date of the Option.

9.9.  Adjustments.  To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, extraordinary dividend or other similar distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event affecting the Shares with respect to which Awards have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Committee shall, in such manner as the Committee deems equitable, (A) adjust (i) the number and type of Shares that thereafter may be made the subject of Awards, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that with respect to “incentive stock options,” no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision (unless otherwise agreed by the Committee and the holder of such option); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number; or (B) cause any Award outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate Award (whether from the Company or another entity that is a party to the Transaction) or a combination thereof made to the holder of such cancelled Award substantially equivalent in value to the fair market value of such cancelled Award. With respect to each adjustment contemplated by the foregoing sentence, no such adjustment shall be authorized to the extent that such adjustment would cause an Award to violate the provisions of Section 409A of the Code (unless otherwise agreed by the Committee and the holder of such Award). The determination of fair market value shall be made by the Committee in its sole discretion. Any adjustments made by the Committee shall be binding on all Participants.

9.10.  Amendment and Modification of the Plan.  The Compensation Committee of the Board of Directors of the Company may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including without limitation Sections 162(m) and 422 of the Code, or any rule of any stock exchange or quotation system on which Shares are listed or quoted; provided that such Compensation Committee may not amend the Plan, without the approval of the Company’s shareholders, to increase the number of Shares that may be the subject of Options under the Plan (except for adjustments pursuant to Section 9.9 hereof). In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of an Optionee or a Participant (or a Permitted Assignee thereof) under any Award previously granted without such Optionee’s or Participant’s consent.

9.11.  Validity of Awards.  The validity of any Award or grant of Options made pursuant to this Plan shall remain in full force and effect and shall not be affected by the compliance or noncompliance with Section 162(m) of the Code or Rule 16b-3 of the Exchange Act.

9.12  Cancellation.  No outstanding Award may be cancelled in exchange for a new Award, unless otherwise approved by the Company’s stockholders.

ARTICLE 10.

MISCELLANEOUS

10.1.  Tax Withholding.  The Company or any parent, subsidiary or affiliate of the Company shall have the right to make all payments or distributions made pursuant to the Plan to an Optionee or Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid as a result of the grant of any Award, exercise of an Option or stock appreciation rights or any other event occurring pursuant to this Plan. The Company or any parent, subsidiary or affiliate of the Company shall have the right to withhold from wages or other payments otherwise payable to such Optionee or Participant (or a Permitted Assignee thereof) such withholding taxes as may be required by law, or to otherwise require the Optionee or Participant (or a Permitted Assignee thereof) to pay such withholding taxes. If the Optionee or Participant (or a Permitted Assignee thereof) shall fail to make such tax payments as are required, the Company or any parent, subsidiary or affiliate of the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Optionee or Participant or to take such other action as may be necessary to satisfy such withholding obligations. In satisfaction of the requirement to pay required withholding taxes, the Optionee or Participant (or Permitted Assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to the Optionee (or Permitted Assignee) pursuant to the Plan, having an aggregate Fair Market Value equal to the required withholding taxes.

10.2.  Right of Discharge Reserved.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any employee, Director, consultant, advisor or other individual the right to continue in the employment or service of the Company or any parent, subsidiary or affiliate of the Company or affect any right that the Company or any parent, subsidiary or affiliate of the Company may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such employee, Director, consultant, advisor or other individual at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit with respect to an Award in the event of termination of an employment or other relationship even if the termination is in violation of an obligation of the Company or any parent, subsidiary or affiliate of the Company to the Optionee or Participant.

10.3.  Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or any parent, subsidiary or affiliate of the Company and any Optionee, Participant or other person. To the extent any Optionee or Participant holds any rights by virtue of any grant or award made under the Plan, such rights shall constitute general unsecured liabilities of the Company or any parent, subsidiary or affiliate of the Company and shall not confer upon any participant any right, title, or interest in any assets of the Company or any parent, subsidiary or affiliate of the Company.

10.4.  Legend.  All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.5.  Listing and Other Conditions.  (a) As long as the Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Shares pursuant to an Award shall be conditioned upon such Shares being listed on such exchange or system. The Company shall have no obligation to deliver such Shares unless and until such Shares are so listed; provided, however, that any delay in the delivery of such Shares shall be based solely on a reasonable business decision and the right to exercise any Option with respect to such Shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to any Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to Shares or Award, and the right to any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 10.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

10.6.  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee and Participant as soon as practicable prior to the effective date of such proposed transaction. The Committee in its sole discretion may permit an Optionee to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable Shares covered thereby and with respect to such number of unvested Shares as the Committee shall determine. In addition, the Committee may provide that any forfeiture provision or Company repurchase option applicable to any Restricted Share Award shall lapse as to such number of Shares as the Committee shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Restricted Share Award has not been waived by the Committee, the related Restricted Share Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

10.7.  Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

10.8.  Gender and Number.  In order to shorten and to improve the understandability of the Plan document by eliminating the repeated usage of such phrases as “his or her” and any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural except when otherwise indicated by the context.

10.9.  Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan at a meeting of the Company’s stockholders by the holders of a majority of the shares voting thereon, provided such approval is obtained within 12 months after the date of adoption of the Plan by the Board of Directors. Awards may be granted under the Plan at any time and from time to time after the effective date of the Plan and on or prior to August 21, 2011, on which date the Plan will expire except as to Awards and related share appreciation rights then outstanding under the Plan. Such outstanding Awards and stock appreciation rights shall remain in effect until they have been exercised or terminated, or have otherwise expired.

10.10.  Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed for the Company and any parent, subsidiary or affiliate of the Company. Any income or gain realized pursuant to Awards under the Plan and any share appreciation rights constitutes a special incentive payment to the Optionee, Participant or Holder and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any parent, subsidiary or affiliate of the Company, except as may be determined by the Committee or by the Directors or directors of the applicable parent, subsidiary or affiliate of the Company.

10.11.  Captions.  The captions in this Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

10.12.  Successors and Assigns.  This Plan shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Company and the Participants.

10.13.  Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

EXHIBIT A

PERFORMANCE CRITERIA

Subject to the last sentence of Section 8.4 of the Plan, performance goals established for purposes of conditioning the grant of an Award of Restricted Shares or other Share-based awards based on performance or the vesting of performance-based Awards of Restricted Shares shall be based on one or more of the following performance criteria (“Performance Criteria”): (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Shares and (x) the growth in the value of an investment in the Company’s Shares assuming the reinvestment of dividends. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board.

In addition, such Performance Criteria may be based upon the attainment of specified levels of Company (or affiliate, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other real estate investment trusts. To the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Appendix B

As adopted by the Board of Directors
May 3, 2007

GameStop Corp.

AUDIT COMMITTEE CHARTER

I.	Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) to assist the Board in its oversight responsibilities relating to (1) the integrity of the financial statements of the Company and its financial reporting process, (2) internal and external auditing and the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the integrity of the Company’s system of disclosure controls and procedures and internal controls over financial reporting, (5) the compliance with ethical standards adopted by the Company, and (6) the compliance by the Company with legal and regulatory requirements.

II.	Committee Membership

The Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange and applicable law, including the Sarbanes-Oxley Act of 2002 (the “Act”). All members of the Committee must be able to read and understand fundamental financial statements at the time of their appointment and at least one member of the Committee shall be an “audit committee financial expert,” as defined under the Act and the regulations promulgated thereunder, unless the Board shall have determined that the members of the Committee have sufficient expertise in financial statement oversight that such expert is not necessary, which determination shall be disclosed in the Company’s applicable Form 10-K.

The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. Members of the Committee may not serve on three or more audit committees (including a member’s service on the Committee), unless the Board determines that such service does not impair such member’s ability to serve on the Committee, which determination shall be disclosed in the Company’s applicable proxy statement.

III.	Committee Authority and Responsibility

•	The Committee shall be solely responsible for the appointment and retention (or termination) of the independent auditor, and shall be solely responsible for the compensation and oversight of the work of the independent auditor. The independent auditor shall report directly to the Committee.

•	The Committee shall have the authority to engage independent counsel, accounting or other advisors to advise the Committee as it determines appropriate to assist in the full performance of its functions.

•	The Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors. The Company shall provide the Committee with appropriate funding, as determined by the Committee, to compensate (i) the registered public accounting firm engaged for the purpose of rendering an audit report or related work or performing other audit, review or attest services and (ii) any advisers employed by the Committee.

•	The Committee shall meet as often as it determines, but not less frequently than quarterly.

•	The Committee may form and delegate authority to subcommittees when appropriate.

•	The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

•	The Committee shall meet with management, the internal auditors and the independent auditor in separate executive sessions at least quarterly.

•	The Committee may meet with the Company’s investment bankers or financial analysts who follow the Company.

•	The Committee shall make regular reports to the Board and shall submit the minutes of its meetings to the Board.

•	The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

•	The Committee shall provide a copy of the Charter to be included as an appendix to the Company’s proxy statement.

•	The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	The Committee shall annually review and evaluate the Committee’s own performance.

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are in accord with all requirements and are of the highest quality. In carrying out its responsibilities, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor, prior to filing, the annual audited financial statements, including disclosures made in the Company’s annual report on Form 10-K and management’s discussion and analysis.

2. Recommend to the Board of Directors, based upon a review of the Company’s audited financial statements and discussions with management and the independent auditor, and a written statement provided by management, whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

4. Review with the independent auditor any problems or difficulties and management’s response; review the independent auditor’s attestation and report on management’s internal control report from the time that such reports are prepared; and hold timely discussions with the independent auditor regarding the following:

•	all critical accounting policies and practices;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramifications of such alternative disclosures and treatments, including the treatment preferred by the independent auditor, if any; and

•	all other material written communications between the independent auditor and management, including any management letter.

5. Review analyses prepared by management, as in #4 above, setting forth the significant financial reporting issues or judgments made in connection with the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

6. Approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal auditors.

7. Discuss with management, prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

8. Discuss with management and the independent auditor the effect of regulatory and accounting developments as well as off-balance sheet structures on the Company’s financial statements.

9. Inquire of management, the internal auditor, and the independent auditor about any potential financial risks or exposures and assess the steps management should take or has taken to identify and minimize such risk.

10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by SAS No. 84 and SAS No. 90, relating to the conduct of the audit, including the management letter provided by the independent auditor and the Company’s response to that letter, and any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11. Discuss with management, the internal auditor and the independent auditor the adequacy and effectiveness of the Company’s internal controls.

12. Review with the Chief Executive Officer and the Chief Financial Officer the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures.

13. Review and discuss with management and the independent accountant the Company’s audited financial statements, annual and periodic reports filed with the Securities and Exchange Commission, including management certifications required under the Sarbanes Oxley Act of 2002, and any other relevant reports or financial information submitted by the Company to any governmental body or the public, and relevant reports rendered by the independent auditor, as requested by the Audit Committee.

Oversight of the Company’s Relationship with the Independent Auditor

14. Review the experience and qualifications of the senior members of the independent auditor team.

15. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any issues raised in clause (b) above, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

16. Adopt a policy of rotating the lead and concurring audit partner every five years and consider whether in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm itself on a regular basis.

17. Recommend to the Board guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

18. Review and discuss significant consultations between the external auditor and the audit firm’s national office on matters that are required to be disclosed to the Audit Committee.

19. Meet with the independent auditors and the financial management to review the scope of the audit proposed for the current year and the audit procedures to be utilized, and at its conclusion, review the audit, including the comments or recommendations of the independent auditors.

Oversight of the Company’s Internal Audit Function

20. Review the appointment and, if necessary, the replacement of the senior internal auditing executive.

21. Review the significant reports to management prepared by the internal auditing department and management’s responses.

22. Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

23. Review the internal audit function, including the independence and authority of its reporting obligations, the audit plans proposed for the coming year, and the coordination of such plans with the work of the independent auditors.

24. Periodically review with the senior internal auditing executive any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the internal audit function’s work.

25. Annually review and recommend changes (if any) to the internal audit charter.

Compliance Oversight Responsibilities

26. Obtain from the independent auditor assurance that it is not aware of any circumstances that would require reporting under Section 10A of the Securities Exchange Act of 1934.

27. Obtain reports from management and the Company’s senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics and advise the Board with respect to such compliance.

28. Review with management and the independent auditor and approve all transactions or courses of dealing with parties related to the Company.

29. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

30. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. Additionally, the Committee shall ensure that all such complaints are treated confidentially and anonymously, as set forth in Section 301 of the Act.

31. Discuss with the Company’s counsel legal and regulatory matters that may have a material impact on the Company’s financial statements, and compliance policies and programs, including corporate securities trading policies.

32. Perform any other activities consistent with this Charter as the Committee or the Board may deem necessary or appropriate.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of the Company’s management and the independent auditor.

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☐ ▼ DETACH PROXY CARD HERE ▼

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.
1.	ELECTION OF DIRECTORS:

FOR all nominees listed below.	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS	☐

Nominees:	01 R. Richard Fontaine, 02 Jerome L. Davis, 03 Stephanie M. Shern, 04 Steven R. Koonin
(Instructions: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	Proposal to approve the amendment and restatement of the Amended and Restated GameStop Corp. 2001 Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Proposal to ratify the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the company for the fiscal year ending February 2, 2008.	☐	☐	☐

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

To change your address, please mark this box.	☐

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SCAN LINE

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date	Stock Owner sign here	Co-Owner sign here

GAMESTOP CORP. 2007 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of GAMESTOP CORP., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated May 29, 2007, and hereby appoints R. Richard Fontaine and Daniel A. DeMatteo, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 28, 2007, at 12:00 p.m., Central Standard time, at the Hilton Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Class A Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the adoption of the Second Amended and Restated Gamestop Corp. 2001 Incentive Plan; FOR the ratification of the appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

(Continued and to be signed and dated on the other side.)

GAMESTOP CORP.
P.O. BOX 11183
NEW YORK, N.Y. 10203-0183